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                       AGREEMENT AND PLAN OF MERGER AMONG
                         MIDDLE BAY OIL COMPANY, INC.,
                      BISON ENERGY CORPORATION (ALABAMA),
                       BISON ENERGY CORPORATION (KANSAS),
                              AND C. J. LETT, III



         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 10th day of February, 1997 by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation ("Middle Bay"), BISON ENERGY CORPORATION, an Alabama corporation ("Bison/Alabama"), and BISON ENERGY CORPORATION, a Kansas corporation ("Bison") (Bison/Alabama and Bison being hereinafter sometimes collectively referred to as the "Constituent Corporations"), and C.
J. LETT, III, an individual ("Lett").


                             BACKGROUND AND PURPOSE

         A. Middle Bay is an independent oil and gas exploration company presently engaged in the exploration, development and production of oil and gas in certain of the contiguous United States. The business activities of Middle Bay include increasing its reserves of natural gas and oil through acquisition of proven reserves.

         B. Middle Bay is authorized to issue 5,000,000 shares of common stock (hereinafter referred to as "Middle Bay Common Stock"), of which 1,880,917 shares are issued and outstanding as of the date of this Agreement. Middle Bay is also authorized to issue 2,500,000 shares of preferred stock, 166,667 shares of which are issued as Series A Preferred Stock as of the date of this Agreement. Middle Bay is the registrant described in a Form 10K-SB Annual Report and Quarterly Reports on Form 10Q-SB filed with the Securities and Exchange Commission (the "SEC") during 1996 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         C. Bison is authorized to issue 3,000 shares of common stock, $1.00 par value (hereinafter referred to as "Bison Common Stock"), of which 500 shares are issued and outstanding as of the date of this Agreement. Bison has no shares of preferred stock authorized or issued.

         D. Bison/Alabama is a newly-formed, wholly-owned subsidiary of Middle Bay and has authorized capital stock consisting of 1,000 shares of common stock, without par value ("Bison/Alabama Common Stock"), of which 1,000 shares are issued and outstanding. Middle Bay has no other subsidiaries.

         E. Bison has one wholly-owned subsidiary which is part of Bison's consolidated business operation. This subsidiary is (the "Subsidiary"): Bison Production Company, a Kansas corporation.



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         F.      The laws of the State of Alabama and the State of Kansas
permit a merger of the Constituent Corporations, and Bison/Alabama and Bison desire to be merged together, with Bison being the Surviving Corporation and becoming a wholly-owned subsidiary of Middle Bay in accordance with the terms of this Agreement.

         G. The oil and gas assets of Bison are set forth in Exhibit "A" attached hereto. In such exhibit, the abbreviations "WI" and "NRI" mean working interest and net revenue interest, respectively, each expressed as a percentage of all of the interests of the respective well. The term "properties," with respect to Bison, includes within its meaning, collectively, all of Bison's oil and gas leasehold interests, other mineral interests, royalty interests and other rights and interests in, to or related to the wells described in the respective exhibit, including, without limitation, all such interests, or portions of any interest, which relate to or affect property upon which the wells are located. Such term includes within its meaning, additionally, all wells (producing, nonproducing, injection and disposal wells), all of the personal property, fixtures, equipment, casing and tubing, compressors, pipelines, meters, production, gathering, treating, processing, compression, dehydration, salt water disposal, and pipeline equipment and facilities, gathering systems, drip facilities, tanks, machinery, equipment, tools, dies, vessels and other facilities; and all contracts, commitments, agreements, farmouts, operating agreements, joint operating agreements, division orders, production sales contracts, gas processing contracts, surface leases, easements, rights-of-way and any and all other real and personal property and fixtures and agreements relating to, used, useful or held for use, whether on or of the premises, in connection with the properties and the oil and gas wells described and listed in the respective exhibit, together with all geological and geophysical maps, records, land, production and well files in possession of Bison.

         H. Middle Bay's professional staff has reviewed and determined the undiscounted reserve values and the discounted present values of reserves of the properties. Such values, as determined by Middle Bay, are set forth in Exhibit "B" attached hereto.

         I. Lett is the record and beneficial owner of all 500 shares of the issued and outstanding Bison common stock, constituting 100% of all issued and outstanding capital stock of Bison.

         J. The Boards of Directors of Middle Bay and each of the Constituent Corporations have determined that it is advisable and for the benefit of Middle Bay and each of the Constituent Corporations and their respective shareholders that Bison be merged with Bison/Alabama on the terms and conditions hereinafter set forth, and by resolutions duly adopted have adopted the terms and conditions of this Agreement; and directed that the proposed merger be submitted to the shareholders of the Constituent Corporations and recommended to such shareholders approval of the terms and conditions hereinafter set forth.

                                 THE AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants contained herein, it is agreed by and between the parties hereto, subject to the conditions





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hereinafter set forth and in accordance with the Alabama Business Corporation
Act and the Kansas Business Corporation Act (together, the "Acts"), that Bison shall be and hereby is, at the Merger Date (as hereinafter defined in Section 5.2), merged with Bison/Alabama (Bison, subsequent to such merger, being hereinafter sometimes referred to as the "Surviving Corporation"), with the corporate existence of the Surviving Corporation to be continued under the name "Bison Energy Corporation," and that the terms and conditions of the merger hereby agreed upon, the mode of carrying the same into effect and the manner of converting shares of the Constituent Corporations are and shall be as follows:

                                   ARTICLE I
                                     MERGER

         1.1 MERGER. On the Merger Date, Bison/Alabama shall be merged with Surviving Corporation, and Surviving Corporation shall continue in existence and the Merger shall in all respects have the effect provided for in Section 10-2B-11.06 of the Alabama Business Corporation Act (the "Alabama Act") and
Section 17-6702 of the Kansas General Corporation Code (the "Kansas Act"), such effect being that the Surviving Corporation shall become a wholly-owned subsidiary of Middle Bay (the merger of the Constituent Corporations hereinafter referred to as the "Merger").

         1.2 SEPARATE EXISTENCE. Without limiting the foregoing, on and after the Merger, the separate existence of Bison/Alabama shall cease, and, in accordance with the terms of this Agreement, the title to all property and assets, tangible and intangible, owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of each of the Constituent Corporations; and any proceeding pending against any Constituent Corporation may be continued as if the merger did not occur or the Surviving Corporation may be substituted in its place.

         1.3 ACTIONS TO EFFECTUATE MERGER. Prior to and from and after the Merger, Middle Bay and the Constituent Corporations shall take all such action as shall be necessary or appropriate in order to fully and properly effectuate the Merger.

                                   ARTICLE II
                              TERMS OF TRANSACTION

         2.1     MANNER AND BASIS OF CONVERTING SHARES. Upon the Merger Date:

                 (a) The Bison Common Stock issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, thereupon be converted into 1,167,556 shares of Middle Bay Common Stock, subject to the provisions of Section 2.2 below, the shares of Common Stock of Middle Bay required for such purpose being drawn from authorized but unissued shares of Middle Bay.





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                 (b)      Each share of Bison/Alabama Common Stock outstanding
         and owned of record by Middle Bay, its sole shareholder, immediately prior to the Merger Date, shall become one issued share of Common Stock of the Surviving Corporation.

                 (c) Middle Bay shall pay to Lett the sum of $5,900,000, plus the amounts as calculated and incorporated in Exhibit "C" hereof, as the cash portion of the Merger consideration.

         2.2 EXCHANGE OF CERTIFICATES. Upon or after the Merger, each holder of an outstanding certificate or certificates representing the "old" shares of Bison Common Stock (the "old certificates") which immediately prior thereto represented shares of Bison Common Stock will, upon surrender of such old certificate or certificates, be exchanged for a certificate or certificates (the "new certificates"), which new certificate or certificates Middle Bay agrees to provide free and clear of all liens and claims, representing the number of shares of Middle Bay Common Stock into which the aggregate number of shares of Bison Common Stock previously represented by such old certificate or certificates surrendered shall have been converted pursuant to Section 2.1 of this Agreement.

         2.3 STATUS PENDING EXCHANGE OF CERTIFICATES. Until surrendered and exchanged, each outstanding old certificate shall be deemed for all corporate purposes, other than the payment of dividends or liquidating or other distributions, if any, to holders of record of Middle Bay Common Stock, to represent the number of whole shares of Middle Bay Common Stock into and for which the shares of Bison Common Stock theretofore represented by such old certificate shall have been converted. No dividend or liquidating or other distribution, if any, payable to holders of record at or after the Merger Date of shares of Middle Bay Common Stock, or payable subsequent to the Merger to holders of record at a time prior to the Merger of shares of Bison Common Stock, shall be paid to the holders of outstanding old certificates; provided, however, that upon surrender and exchange of such outstanding old certificates, there shall be paid to the record holders of the new certificates issued in exchange therefor the amount, without interest thereon, of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record on or after the Merger Date with respect to the number of whole shares of Middle Bay Common Stock represented by such new certificates.

         2.4 NO TRANSFERS PENDING MERGER. As of the Merger Date, no transfer of the shares of Bison Common Stock outstanding prior to the Merger Date shall be made on the stock transfer books of the Surviving Corporation. If, after the Merger Date, old certificates are presented to Middle Bay or the Surviving Corporation, they shall be exchanged pursuant to this Article II.





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                                  ARTICLE III
                             DIRECTORS AND OFFICERS

         3.1 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The persons who shall be the directors and officers of the Surviving Corporation immediately following the Merger Date shall be as follows, which officers and directors shall continue to hold office as provided in the Bylaws of the Surviving Corporation:

                 John J. Bassett            Chairman of the Board of Directors
                 C. J. Lett, III            President and Director

         3.2 DIRECTORS AND OFFICERS OF MIDDLE BAY. The directors and officers of Middle Bay holding office immediately prior to the Merger shall be the directors and officers of Middle Bay immediately following the Merger Date; provided, however, that at Closing Middle Bay shall appoint Lett, and Lett agrees to serve, as the Executive Vice President of Middle Bay and Middle Bay shall include Lett in its recommended slate of directors to be elected at the annual meeting of shareholders of Middle Bay to be held on or about May 30, 1997.

                                   ARTICLE IV
                      ARTICLES OF INCORPORATION AND BYLAWS

         4.1 ARTICLES OF INCORPORATION. From and after the Merger Date, the Articles of Incorporation of Bison, as in effect at such date, shall be the Articles of Incorporation of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

         4.2 BYLAWS. From and after the Merger, the Bylaws of Bison, in effect at such date, shall continue as the Bylaws of the Surviving Corporation and shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

                                   ARTICLE V
                                   THE MERGER

         5.1 SHAREHOLDER APPROVAL. By executing this Agreement, Lett, as sole shareholder and director of Bison, shall have by consent approved the Merger as provided by the Kansas Act. If this Agreement is not terminated and abandoned pursuant to the provisions of Section 17.13 hereof, this Agreement shall be consummated in accordance with Article VI hereof, and this Agreement and the Articles of Merger and Certificate of Merger, respectively, incorporating the terms of this Agreement shall be filed and recorded in accordance with the Alabama Act and the Kansas Act as soon as practicable after Closing. The Boards of Directors and the proper officers of the Constituent Corporations are authorized, empowered and directed to





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do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

         5.2 MERGER DATE. The merger shall become effective according to law on the latter of the date on which the Alabama Articles of Merger incorporating this Agreement is filed with the Secretary of State of Alabama or the date the Kansas Secretary of State issues the Kansas Certificate of Merger (said date is herein referred to as the "Merger Date"); however, effective time for the economic effect of the Merger is intended by the parties for all purposes to be as of 12:01 a.m. Central Standard Time on February 1, 1997.

         5.3 APPROVAL BY MIDDLE BAY. By signing below, Middle Bay confirms that the Board of Directors has approved and adopted this Agreement and that Middle Bay has full authority under Alabama law to execute the terms of this Agreement and to approve the Merger as sole shareholder of Bison/Alabama.

         5.4 EXPENSES. Each party shall bear its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to engineering, legal and accounting expenses.

                                   ARTICLE VI
                                    CLOSING

         6.1 TIME AND PLACE. The Merger and related transactions contemplated by this Agreement shall be consummated (such consummation being herein referred to as the "Closing") on a date and at a time selected by Middle Bay, by Notice given to Bison at least two business days before Closing, at Middle Bay's offices at the address set forth in Article XV of this Agreement. The date and time of Closing may be referred to herein as the "Closing Date." The Closing Date shall be February 28, 1997, or such other date to which the parties may reasonably agree.

         6.2 ACTIONS OF MIDDLE BAY AND BISON/ALABAMA AT CLOSING. At Closing, Middle Bay and Bison/Alabama shall deliver to Bison:

                 (a)      properly executed instruments effecting the Merger;

                 (b) evidence of authority, satisfactory in form and content to Bison's counsel, with respect to the actions of the Board of Directors and shareholders of Middle Bay to approve the Merger and the transactions contemplated by this Agreement and, with respect to Middle Bay, to execute and deliver this Agreement and all of the other agreements, certificates, instruments and documents executed pursuant to or as an incident to this Agreement or the Closing, such evidence to include, without limitation, appropriate certificates of corporate resolution and incumbency and properly





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         certified copies of consent actions taken by the shareholders of
         Middle Bay, certificates of good standing issued by the Secretary of State of the State of Alabama with respect to Middle Bay and Bison/Alabama, and the opinion of counsel for Middle Bay regarding the foregoing matters;

                 (c) the cash payable to the shareholders of Bison in accordance with Section 2.1(c) hereof, in cash or equivalent form of payment; and

                 (d) provide for the delivery of certificates representing the Middle Bay Common Stock issued for delivery to Lett in accordance with Section 2.2 hereof.

         6.3 ACTIONS OF BISON AND LETT AT CLOSING. At Closing, Bison and Lett shall deliver or make available to Middle Bay:

                 (a)      properly executed instruments effecting the Merger

                 (b) evidence of authority, satisfactory in form and content to Middle Bay's counsel, with respect to the actions of the Board of Directors and shareholder of Bison to approve the Merger and the transactions contemplated by this Agreement and, with respect to Bison, to execute and deliver this Agreement and all of the other agreements, certificates, instruments and documents executed pursuant to or as an incident to this Agreement or the Closing, such evidence to include, without limitation, appropriate certificates of corporate resolution and incumbency and properly certified copies of consent actions taken by the shareholders of Bison, certificates of good standing issued by the Secretary of State of the State of Kansas with respect to Bison, and an opinion of counsel for Bison regarding the foregoing matters; and

                 (c) all financial and operational records with respect to Bison.

                                  ARTICLE VII
                     MATTERS RELATIVE TO MIDDLE BAY SHARES

         7.1     SECURITIES LAWS COMPLIANCE BY MIDDLE BAY.

                 (a) 1934 Act Registration and Reports; Access to Information. On the date of this Agreement and at Closing, all of Middle Bay's common stock, including the Middle Bay Common Stock issuable hereunder, shall be registered pursuant to Section 12(g) of the 1934 Act, and Middle Bay shall have timely filed all reports with the SEC required of Middle Bay under the 1934 Act, and Middle Bay shall have given Bison and Lett full access to all such reports and other information reasonably requested by Bison or Lett regarding Middle Bay to enable Lett to make an informed decision regarding the value of the Middle Bay Common Stock.





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                 (b)      Securities Laws Compliance. Middle Bay and Lett shall
         use their reasonable efforts to assure that the issuance of the Middle Bay Common Stock hereunder qualifies as exempt from the registration requirements of the Securities Act of 1993, as well as securities laws of such states as would apply to the issuance and delivery of the Middle Bay Common Stock as contemplated hereunder.

         7.2 TRANSFER RESTRICTIONS. Bison agrees that transfer of the Middle Bay Common Stock issuable to Bison and distributed to Lett at Closing shall be restricted for a period of 24 months from the Closing Date (the "Restriction Period"). None of those shares may be distributed, sold or transferred to any person during the Restriction Period. The Middle Bay shares shall not be publicly reoffered or sold thereafter by Bison except in compliance with Rule 144 under the 1933 Act or in transactions otherwise exempt from registration under the 1933 Act and applicable state securities laws. Each certificate representing such shares issued and delivered at or after Closing shall bear an appropriate legend regarding such transfer restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.

         7.3 REGISTRATION RIGHTS. Lett (and/or his successors in interest, if any) shall have the following rights with respect to registration of the Middle Bay Common Stock acquired hereby.

                 (a) Piggyback Registration. If Middle Bay shall at any time or times determine to register under the 1933 Act any shares of its Common Stock (other than registration of common stock under stock option plans, stock ownership plans, or other employee benefit plans of Middle Bay or its subsidiaries) pursuant to an offering whereby Middle Bay will receive cash for the sale of such common stock, it will notify each former Bison shareholder in each case of such determination at least thirty (30) days prior to filing the registration statement and, upon the receipt of written request by such shareholders representing at least a majority of the Middle Bay Common Stock issued pursuant to the Merger given within fifteen (15) days after receipt of such notification, Middle Bay will use its best efforts to cause any of the Middle Bay Common Stock, as specified in such request to be registered under the 1933 Act pursuant to such registration statement, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder; provided, however, that if the managing underwriter selected by Middle Bay advises Middle Bay in writing that, in its opinion, the inclusion of Middle Bay Common Stock requested to be included in such registration would materially adversely affect the distribution of all such common stock, then the former Bison shareholders shall not be permitted to register their Middle Bay Common Stock as specified in such request, but if such advice is not given at any time thereafter, both Middle Bay and the former Bison shareholders may sell Middle Bay Common Stock in the proposed distribution, with each party being entitled to sell a proportion of the number of shares to be sold by the former Bison shareholders and Middle Bay in its proposed distribution corresponding to the ratio that the number of shares proposed to be sold by such party bears to the aggregate number of shares proposed to be sold by former Bison shareholders and Middle Bay.





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                 (b)      Demand Registration. If Middle Bay shall at any time
         or times determine to register under the 1933 Act any shares of its common stock in connection with the acquisition of another company or an acquisition of assets, or if the number of Middle Bay Common Stock owned by Lett shall become less than ten percent (10%) of the issued and outstanding shares of Middle Bay Common Stock (other than as a consequence of the sale of Middle Bay Common Stock by Lett), it will notify Lett in each case of such determination at least thirty (30) days prior to filing the registration statement and, upon the receipt of Lett's written request given within fifteen (15) days after Lett's receipt of such notification, Middle Bay will use its best efforts to cause any of the Middle Bay Common Stock, as specified in such request to be registered under the 1933 Act pursuant to a separate registration statement for the purpose of permitting the sale of Lett's Middle Bay Common Stock in a secondary distribution, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder, and to further use its best efforts to maintain the effectiveness of such registration statement (including but not limited to the filing of such post-effective amendments, prospectus supplements, etc.) until such time as Lett will be eligible to sell the Middle Bay Common Stock pursuant to the terms of Rule 144(k) as promulgated under the 1933 Act. Lett's rights under this Section 7.3(b) are limited to one effective registration of Lett's Middle Bay Common Stock.

                 (c) Expenses. Middle Bay shall pay all expenses incurred in connection with any registration pursuant to this Section 7.3, except that Lett and/or the other former Bison shareholders, as the case may be, shall pay for (i) any broker or underwriting commissions or discounts relating to Middle Bay Common Stock sold by such shareholders, and (ii) fees of counsel to such shareholders engaged separately from counsel to Middle Bay in connection with such registration.

         7.4 RESTRICTIONS ON VOTING RIGHTS. Bison and Lett agree that for a period of 12 months following the Closing Date, voting rights with respect to the shares of Middle Bay Common Stock issuable to Bison's shareholders hereunder (or otherwise acquired by Lett) shall be limited as follows:

                 (a) In connection with any vote taken or consent, wavier or ratification given in connection with the election or removal of directors of Middle Bay, Lett shall vote only that number of shares of Middle Bay Common Stock, regardless of any greater number of such shares owned by Lett or any entity controlled by Lett, in the aggregate, as shall represent 20% or less of the total number of shares of Middle Bay Common Stock issued and outstanding and eligible to vote at the time of any such vote, consent, waiver or ratification.

                 (b) Each certificate representing the shares of Middle Bay Common Stock issuable to the Bison shareholders hereunder and delivered at Closing shall bear an appropriate legend regarding such voting restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.





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                 (c)      For purposes of this Section 7.4, the number of
         shares of Middle Bay Common Stock owned by the former Bison shareholders shall include any shares of Middle Bay Common Stock presently owned by Bison or hereafter issued or distributed to any present shareholder of Bison.

                 (d) In the event all or a portion of the Kaiser-Francis Preferred Shares or any preferred shares issued by Middle Bay to any other person are converted into Middle Bay Common Stock prior to 12 months from the Closing Date specified herein, the voting restrictions provided in this Section 7.4 shall be removed share-for-share with the conversion of the Kaiser-Francis Preferred Shares or other preferred shares (e.g., if Kaiser-Francis converts a portion of its Preferred Shares into 100,000 shares of common stock, the number of aggregate shares of Middle Bay Common Stock which may be voted by Lett hereunder shall be increased by 100,000 shares).

                 (e) If Middle Bay issues additional shares of common stock as part of another merger or asset acquisition transaction following the Closing Date and any such merger or acquisition involves the issuance of Middle Bay Common Stock representing, after issuance, more than 20% of the then outstanding shares of Middle Bay Common Stock, if such shares are not made subject to voting restrictions substantially identical to those imposed by this Section 7.4, this
         Section 7.4 shall thereafter no longer apply.

                                  ARTICLE VIII
                  MIDDLE BAY'S REPRESENTATIONS AND WARRANTIES

         Middle Bay represents and warrants to Bison and Lett that:

         8.1 DUE ORGANIZATION; GOOD STANDING; POWER. Middle Bay is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Middle Bay has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

         8.2 AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, delivery and performance of this Agreement by Middle Bay, and the consummation by Middle Bay of the transactions contemplated hereby, have been duly and validly authorized by Middle Bay. This Agreement has been duly executed and delivered by Middle Bay and is a legal, valid and binding obligation of Middle Bay, enforceable against Middle Bay in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         8.3 INCOME TAX CONSEQUENCES. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, Middle Bay is not relying upon any statement made or advice provided by Bison or Lett regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to Middle Bay or Bison, Middle Bay shall rely solely upon its tax advisors





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with respect to such tax consequences. Middle Bay will be responsible for all income taxes of Middle Bay and Bison resulting from the Merger and any income tax elections made by Middle Bay.

         8.4 STATUS OF THE MIDDLE BAY COMMON STOCK. The Middle Bay Common Stock to be delivered to Bison and distributed to Bison's shareholders pursuant to this Agreement will be, when delivered, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) duly registered under the 1934 Act, and
(iii) listed for trading on the NASDAQ Small Cap Stock Market.

         8.5 INFORMATION RELATING TO MIDDLE BAY. Middle Bay has previously provided to Bison and Lett information in the form of Middle Bay's 1934 Act Annual Report on Form 10K-SB dated December 31, 1995 and its Quarterly Report on Form 10Q-SB for the period ended September 30, 1996. Middle Bay will also provide to Bison a copy of any filing made with the SEC from the date hereof to the Closing Date. The information concerning Middle Bay contained in such reports is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements contained therein, in light of the circumstances in which statements were made, not misleading. Middle Bay has also advised Bison and Lett of Middle Bay's intention to seek shareholder approval to increase its authorized capital stock and take other action at the Annual Meeting of Shareholders scheduled for May 30, 1997. From the date hereof through the Closing Date, Middle Bay shall provide to Bison and Lett the opportunity to ask questions and receive answers concerning the matters contemplated hereby and to obtain any additional information which Middle Bay possesses or can acquire without unreasonable effort that is necessary to verify the accuracy of the information furnished under this Section 8.5.

         8.6 OPERATIONAL MATTERS. Middle Bay is accepting all past operations of the oil and gas properties of Bison on an "AS IS" basis. Middle Bay acknowledges that certain of the properties are under contract for the sale of natural gas and condensate to the Spivey, Kansas, Natural Gas Plant (the "Spivey Plant") currently being operated by Trident NGL, Inc. Middle Bay is relying solely on its own review and understanding of the Agreement for the Construction and Operation of the Spivey Gasoline Plant dated October 1, 1955 (the "Spivey Contract") and applicable Kansas state law and the requirements and rules of the Kansas Corporation Commission, including, without limitation, the Kansas Corporation Commission Field Rules.

                                   ARTICLE IX
               BISON'S AND LETT'S REPRESENTATIONS AND WARRANTIES

         Bison and Lett represent and warrant to Middle Bay that, to the best of their knowledge, except as disclosed in Schedule 9.8, 9.9 or 9.10.

         9.1 DUE ORGANIZATION; GOOD STANDING; POWER. Bison and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation.





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         9.2     AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution,
delivery and performance of this Agreement by Bison, and the consummation by Bison of the Merger and other transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Bison. This Agreement has been duly executed and delivered by Bison and is a legal, valid and binding obligation of Bison and Lett, respectively, enforceable against Bison and Lett in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Bison in accordance with the provisions hereof will be, duly executed and delivered on behalf of Bison by its duly authorized.

         9.3 VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by Bison and Lett does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation of the State of Kansas or any laws to which the properties or business of Bison or its Subsidiary is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Bison, any Subsidiary or any shareholder of Bison, (c) the articles of incorporation, bylaws, limited partnership agreements or other charter documents of, respectively, Bison or its Subsidiary, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, or other instrument, document or understanding, oral or written, to which Bison or its Subsidiary is a party, by which Bison may have rights or by which any of the properties of Bison or its Subsidiary may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Bison or its Subsidiary thereunder. No authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Bison or Lett.

         9.4 NO THIRD-PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the capital stock of Bison or any of its properties or any right or interest therein.

         9.5 TITLE TO PROPERTIES. To the best of Bison's and Lett's knowledge, the oil and gas properties and other assets of Bison are free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances, except for liens securing a presently unused line of credit with the Bank of Oklahoma, liens for current real or personal property taxes not yet due and payable and mechanics and materialmen liens arising in the ordinary course of Bison's business for sums not yet due and owing or being contested in good faith by appropriate proceedings. With the exception of the foregoing representations and warranties as to "knowledge," neither Bison nor Lett makes any representation or warranty concerning title to the properties, and Middle Bay is taking the properties "AS IS" with all title defects, if any.

         9.6 CONDITION OF TANGIBLE ASSETS. All buildings, structures, facilities, equipment and other material items of tangible property and assets constituting the properties of Bison are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and, to Lett's and Bison's knowledge, conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation. No person other than Bison owns any equipment or other tangible assets or properties situated on Bison's properties or necessary to the operation of the business of Bison, except for leased items disclosed in Exhibit "A" and for items of immaterial value.

         9.7 FINANCIAL STATEMENTS. Attached hereto as Exhibit "D" are Bison's consolidated balance sheet and profit and loss statement as of the close of business on December 31, 1996 (the "Financial Statements"). Lett and Bison represent that the Financial Statements are complete, are in accordance with the books and records of Bison and fairly present, in all material respects, the assets, liabilities, financial condition and results of the consolidated operations of Bison and its Subsidiaries indicated thereby in accordance with tax basis accounting principles consistently applied, and there have not been any material adverse changes in such financial condition as of the date of this Agreement. Although the Financial Statements have not been maintained and presented in accordance with generally accepted accounting principles, the Financial Statements, when restated to comply with generally accepted accounting principles, will not reflect material adverse changes in assets, liabilities or results of operations. At December 31, 1996, Bison had no material liabilities of any nature, direct or indirect, fixed or contingent, which were not reflected on the Financial Statements, including, without limitation, a $40,000 accrual for potential income tax liability arising out of an audit by the Internal Revenue Service of Bison's tax return for the year ended March 31, 1993.

         9.8 LITIGATION. Except as disclosed in Schedule "9.8" attached hereto, there are no claims, causes of action, third-party claims, actions, proceedings, investigations or orders, judgments or decrees, including administrative proceedings (matured, unmatured, asserted or unasserted), against or involving Bison or Lett pending or, to the best of Bison's and Lett's knowledge, threatened before any court or governmental agency that question the validity of this Agreement or the transactions contemplated by this Agreement or any action taken or to be taken in connection therewith or herewith. Except as set forth on Schedule "9.8" in respect to Bison or Lett, there are no actions, proceedings or investigations pending (or, to Bison's or Lett's knowledge, any basis therefor or threat thereof) which, either in any case or in the aggregate, would, if adversely determined, result in any adverse effect on the business, prospects, conditions, affairs or operations of Bison of its properties.

         9.9 EMPLOYEES. Bison has no employment contracts, collective bargaining agreements or any labor trouble, EEOC claims, OSHA citations or any workers' compensation claims, controversies or other claims on unsettled grievances pending or, to the knowledge of Bison, threatened by any of its officers, agents, employees or any other third party involved in the operations of Bison, or collective bargaining organizations or pension, 401(k), stock bonus, profit sharing, stock option or other agreements providing for remuneration or benefits to its officers, directors or employees, except as set forth on Schedule "9.9" attached hereto. Bison is, to its knowledge, in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         9.10 ENVIRONMENTAL MATTERS. To the best of its and Lett's knowledge, Bison is not aware of, nor has Bison received notice of, any past, present or future events, conditions, circumstances, activities, practices, instances, actions or plans which may interfere with or prevent compliance or continue compliance with those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation based on or related to the violation by Bison of applicable Environmental Laws. With the exception of the foregoing representations and warranties as to "knowledge," neither Bison nor Lett makes any representations or warranties, either express or implied, or otherwise, on any environmental matters, including without limitation, the violation of any federal, state, local, municipal law, rule or regulation relating to the environment or natural resource (collectively, "Environmental Laws") by Bison and makes no warranty or representation, express or implied or otherwise, with respect to the accuracy or completeness of any information, records or data made available to Middle Bay in connection with this Agreement. Except for a breach of the foregoing representations and warranties as to "knowledge," Middle Bay is acquiring, pursuant to the Merger, the properties "AS IS" with all environmental defects, if any, including those matters described in Schedule "9.10", and has relied upon Middle Bay's own investigation and analysis to enter into this Agreement and consummate the transactions set forth herein. Middle Bay agrees that Bison and its current, as of the Merger Date, employees, officers, directors, shareholders, representatives and agents, except for breach of any representation and warranty herein, are hereby released and held harmless by Middle Bay and shall not be responsible or liable to Middle Bay for any claims, costs, losses, liabilities, judgments, demands, tort claims, damages, expenses, demands, actions or causes of action arising from environmental matters or violations of Environmental Laws arising from or relating to any of Bison's properties.

         9.11 COMPLETENESS OF DISCLOSURE. No representation or warranty by Bison or Lett in this Agreement nor any certificate, statement, document or instrument furnished or to be furnished to Middle Bay pursuant hereto, or in connection with the negotiation, execution, performance of or the obtaining of consents of shareholders of Bison to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

         9.12 GAS IMBALANCES. Bison has received no deficiency payments under any gas contracts for which any party has a right to take deficiency gas, nor has Bison received any payments for production which are subject to refund or recoupment out of future production.

         9.13 WELL STATUS. Bison has no outstanding accounts payable arising out of an authority for expenditure or other similar invoice to plug and abandon any well or wells because the well or wells are not capable of producing in commercial quantities. All wells drilled, completed, operated, plugged or abandoned by Bison on or related to its properties have been drilled, completed, operated, plugged or abandoned in accordance and compliance with all operating agreements, other contracts or agreements, laws, rules, regulations, permits, orders, judgments and decrees of any court or governmental body or agency relating thereto and within the boundaries specified therein or otherwise permitted by law; and Bison has not received any notice or other indication to the contrary.

         9.14 INCOME TAX CONSEQUENCES. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, neither Bison nor Lett is relying upon any statement made by or advice provided by Middle Bay regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to Bison or as to any of the Bison shareholders. The parties understand that such transaction will result in recognition of gain or loss for federal income tax purposes by the Bison shareholders relative to their allocated portions of the cash price. Bison and Lett shall rely solely upon their tax advisors with respect to such tax consequences and the tax consequences to the other Bison shareholders.

         9.15 RESERVE REPORT. The engineering report set forth in Exhibit "B" was prepared by Middle Bay's professional staff. Bison provided information to Middle Bay which Bison believes to be true and correct and upon which Middle Bay has relied in the preparation of the report. The reserves included in the report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and, if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of the reserves may increase or decrease as a result of future operations.

                                   ARTICLE X
                             MIDDLE BAY'S COVENANTS

         Middle Bay covenants and agrees that, pending the Closing and as the context requires, following Closing, except as otherwise agreed to in writing by Bison:

         10.1 BUSINESS IN THE ORDINARY COURSE. Middle Bay's business shall be conducted solely in the ordinary course consistent with past practice, and except for actions necessary for its due organization, Bison/Alabama shall engage in no business pending Closing.

         10.2 CONDUCT OF BUSINESS. Middle Bay shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of Middle Bay contained in this Agreement shall be true, except as specifically contemplated by this Article X as though such representations and warranties were made on and as of such date. Furthermore, Middle Bay shall cooperate with Bison and use its best efforts to cause all of the conditions to the obligations of Middle Bay under this Agreement to be satisfied on or prior to the Closing Date.

         10.3 UPDATE DISCLOSURES. Middle Bay shall promptly disclose to Bison and Lett any material changes in its reserves or business prior to the Closing Date, as well as any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Middle Bay for the purposes of this Agreement, unless Bison shall have consented thereto (by Notice).

         10.4 COMPLIANCE WITH LAWS. Middle Bay shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business.

         10.5 INCOME TAX. Middle Bay agrees to be responsible for and pay all income taxes of Bison and Middle Bay arising from the Merger as a result of any income tax elections made by Middle Bay, including any liabilities or obligations accruing to Lett as a result of any such election if such election was out of the ordinary.

         10.6 BISON OFFICE. After the Merger Date, Middle Bay shall maintain Bison's headquarters office at 9320 East Central Avenue, Wichita, Kansas (the "Headquarters Office"). Middle Bay shall also maintain Bison's field offices located in Cushing, Oklahoma and Attica, Kansas. The office space for the Head-quarters Office will be leased from Lett for one year and renewed on an annual basis. The amount of square footage leased will be determined by Middle Bay at a cost equal to the average rental rates for the area.

         10.7 TRANSITION PERIOD. Middle Bay will maintain Bison's current operations in the Headquarter's Office for a period of six months following the Merger Date. After this transition period, Bison's accounting functions will be transferred to Middle Bay's then principal offices, and only the employees described in Section 10.8 will be kept at the Headquarters Office.

         10.8 BISON EMPLOYEES. Subsequent to the transition period referred to in Section 10.7, the following people would become Middle Bay employees (subject to their consents). The executive and professional staff will include
C. J. Lett, III, President; Steve Anderson, engineering; Dean Pattisson, geology; and one clerical person. The field staff will include Steve Wilson, Russell Meyers, Frank Miller and Roger Hageman.

         10.9 DRILLING ACTIVITIES. Middle Bay and Bison shall use their best efforts during the 36 months following the Closing Date (the "Development Period") to drill at least 24 prospects (collectively, the

"Prospects") developed by Bison, Dean Pattisson or Whitsunday Enterprises, LLC ("Whitsunday"). In connection with the Prospects, Middle Bay and Bison acknowledge and agree that Whitsunday will receive a ten percent (10%) carried working interest (at no cost to Whitsunday) in each of the Prospects. Middle Bay and Bison further acknowledge and agree that Clinton Enterprises, L.L.C. will receive an overriding royalty interest in each of the Prospects not to exceed a percentage that delivers an eighty percent (80%) net revenue interest on each of the Prospects to either Middle Bay or Bison.. If at least 24 of the Prospects are not drilled by Middle Bay or Bison during the Development Period, any undeveloped oil and gas leases owned by Bison at the Closing Date or acquired within 12 months following the Closing Date, which are not otherwise held by production and not previously drilled by Middle Bay or Bison, shall be transferred to Whitsunday within thirty (30) days of the expiration of the Development Period.

                                   ARTICLE XI
                          BISON'S AND LETT'S COVENANTS

         Bison and Lett each respectively covenants and agrees that, pending the Closing and, as the context requires, following Closing, except as otherwise agreed to in writing by Middle Bay:

         11.1 BUSINESS IN THE ORDINARY COURSE. Bison's business shall be conducted solely in the ordinary course consistent with past practice.

         11.2 MAINTENANCE OF ASSETS. Bison shall continue to maintain and service the assets constituting its properties in good operating condition and repair, subject to normal wear and maintenance, and in the same manner as has been its consistent past practice.

         11.3 MAINTENANCE OF INSURANCE. Bison shall maintain insurance coverage of its insurable interests with respect to its properties at levels currently maintained.

         11.4 COMPLIANCE WITH LAWS, ETC. Bison shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or Bison's operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business or its properties.

         11.5 UPDATE DISCLOSURES. Bison and Lett, respectively, shall promptly disclose to Middle Bay any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Bison or Lett for the purposes of this Agreement, unless Middle Bay shall have consented thereto.

         11.6 CONDUCT OF BUSINESS. Bison shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of Bison contained in this Agreement shall be true, except as specifically contemplated by this Article XI, as though such representations and warranties were made on and as of such date. Furthermore, Bison and Lett shall cooperate with Middle Bay and use their best efforts to cause all of the conditions to the obligations Bison and Lett under this Agreement to be satisfied on or prior to the Closing Date.

         11.7 SALE OF ASSETS; NEGOTIATIONS. Bison shall not, directly or indirectly, sell or encumber all or any part of its properties or any other material asset (including, without limitation, the 562,000 shares of Middle Bay common stock owned by Bison, other than in the normal course of business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         11.8 ACCESS. Bison shall give to Middle Bay's officers, employees, counsel, accountants, engineers and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to Bison's properties and the business conducted by Bison and shall permit them to consult with the officers, employees, accountants, counsel and agents of Bison for the purpose of making such investigation of its properties and business, as Middle Bay shall desire to make, provided that such investigation shall not unreasonably interfere with Bison's business operations. Furthermore, Bison shall furnish to Middle Bay all such documents and copies of documents and records and information with respect to the affairs of Bison and its business and copies of any working papers relating thereto as Middle Bay shall from time to time reasonably request and shall permit Middle Bay and its agents to make such physical inventories and inspections of the properties as Middle Bay may request from time to time.

         11.9 PRESS RELEASES. Neither Bison nor Lett shall communicate to third parties or otherwise make any public statement or release concerning this Agreement or the transactions contemplated hereby, except for such written information as shall have been approved in writing as to form and content by Middle Bay, which approval shall not be unreasonably withheld.

         11.10 DISCLOSURE OF COMPETING BUSINESS INTERESTS BY LETT. In addition to the disclosure set forth in Schedule 11.10, if requested by Middle Bay, Lett undertakes and agrees that he will, prior to Closing, disclose to Middle Bay any business relationship (including, without limitation, as employee, independent contractor, shareholder, director, investor or consultant but excluding passive investments not in excess of two percent (2%) of the equity of any corporation, partnership or entity) with any individual, partnership, corporation, association or other person, the business of which is competitive with (or otherwise engaged in competition with) the current business of Bison or the business of Middle Bay, as described in Paragraph A hereof under "Background and Purpose," derived or contemplated at the Closing, all of the foregoing within the United States.

         11.11 MIDDLE BAY'S OFFICES. Lett acknowledges and agrees that Middle Bay's principal offices, although presently located at 115 South Dearborn Street, Mobile, Alabama 36602, may be moved to Houston, Texas or such other location and at such time as may be determined by the Board of Directors of Middle Bay.

         11.12 INCOME TAXES. Except as provided in Section 10.5 hereof, Lett acknowledges and agrees that Middle Bay has no responsibility for any income tax liability of Lett resulting from the Merger.

                                  ARTICLE XII
                              CONDITIONS PRECEDENT

         12.1 CONDITIONS PRECEDENT TO MIDDLE BAY'S OBLIGATIONS. All obligations of Middle Bay under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                 (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Bison and Lett contained in this Agreement or in any schedule, certificate or document delivered by Bison or Lett to Middle Bay pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                 (b) Compliance With this Agreement. Bison and Lett shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                 (c) Closing Certificate. Middle Bay shall have received certificates from Bison and Lett dated the Closing Date, certifying in such detail as Middle Bay may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled and certifying that Bison has obtained all consents and approvals required to consummate the transactions contemplated by this Agreement.

                 (d) Opinions of Counsel for Bison. Phillips McFall McCaffrey McVay & Murrah, P.C., counsel for Bison and Lett, shall have delivered to Middle Bay their written opinions, dated the Closing Date, reasonably satisfactory in form and substance to Middle Bay and its counsel.

                 (e) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                 (f) Material Adverse Changes. The properties and operations of Bison shall have the values set forth in Exhibit "B" hereto and shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

                 (g) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Thrasher, Whitley, Hampton & Morgan, counsel for Middle Bay, in the exercise of their reasonable judgment. Bison shall also have delivered to Middle Bay such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

         12.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BISON. All obligations of Bison under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                 (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Middle Bay contained in this Agreement or in any list, certificate or document delivered by Middle Bay to Bison or Lett pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                 (b) Compliance With this Agreement. Middle Bay shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                 (c) Closing Certificates. Bison shall have received a certificate from Middle Bay dated the Closing Date, certifying in such detail as Bison may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled.

                 (d) Opinion of Counsel for Middle Bay. Thrasher, Whitley, Hampton & Morgan, counsel to Middle Bay, shall have delivered to Bison a written opinion, dated the Closing Date, reasonably satisfactory in form and substance to Bison and its counsel.

                 (e) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                 (f) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by counsel for Bison and Lett in the exercise of their reasonable judgment. Middle Bay shall also have delivered to Bison and Lett such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

                                  ARTICLE XIII
                                INDEMNIFICATION

         13.1 GENERAL INDEMNIFICATION OBLIGATION OF LETT. From and after the Closing, Lett shall reimburse, indemnify and hold Middle Bay harmless against and in respect of:

                 (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Middle Bay that result from, relate to or arise out of any material misrepresentation, material breach of warranty or material nonfulfillment of any material agreement or covenant on the part of Bison or Lett under this Agreement, or any material misrepresentation in or material omission from any certificate, statement, document or instrument furnished to Middle Bay pursuant to or in connection with negotiation, execution or performance of this Agreement; and

                 (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 13.1.

         13.2 GENERAL INDEMNIFICATION OBLIGATION OF MIDDLE BAY. From and after the Closing, Middle Bay will reimburse, indemnify and hold Lett harmless against and in respect of:

                 (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Lett that result from, relate to or arise out of any material misrepresentation, material breach of warranty or material nonfulfillment of any material agreement or covenant on the part of Middle Bay under this Agreement, or any material misrepresentation in or material omission from any certificate, statement, document or instrument furnished to Bison or Lett pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                 (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 13.2.

         13.3 METHOD OF ASSERTING CLAIMS, ETC. In the event that any claim or demand for which Lett would be liable to Middle Bay hereunder is asserted against or sought to be collected from Middle Bay by a third party, Middle Bay shall promptly notify Lett of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Lett shall then have fifteen (15) days from the date of receipt by Lett of the Claim Notice (the "Notice Period") to notify Middle Bay (i) whether or not he disputes his liability to Middle Bay hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not he desires, at Lett's sole cost and expense, to defend Middle Bay against such claim or demand.

                 (a) If Lett disputes his liability with respect to such claim or demand or the amount thereof (whether or not Lett desires to defend Middle Bay against such claim or demand as provided in subsections 13.3(b) and 13.3(c) below), such dispute shall be resolved in accordance with Section 13.5. Pending the resolution of any dispute by Lett of his liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of Middle Bay (given by Notice).

                 (b) In the event that Lett notifies Middle Bay within the Notice Period that he desires to defend Middle Bay against such claim or demand, then, except as hereinafter provided, Lett shall have the right to defend Middle Bay by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by Lett to a final conclusion in such manner as to avoid any risk of Middle Bay's becoming subject to liability for any other matter; provided, however, Lett shall not, without the prior written consent of Middle Bay (given by Notice), consent to the entry of any judgment against Middle Bay or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Middle Bay of a release, in form and substance satisfactory to Middle Bay's counsel, from all liability in respect of such claim or litigation. If Middle Bay desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of Middle Bay, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse affect on the business, operations, assets, properties or prospects of Middle Bay, including, without limitation, the administration of the tax returns and responsibilities under the tax laws of Middle Bay, then Middle Bay shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligation of Lett hereunder; provided, however, that Middle Bay shall not settle any such claim or demand without the prior written consent (given by Notice) of Lett, which consent shall not be unreasonably withheld. If Middle Bay should elect to exercise such right, Lett shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at his sole cost and expense.

                 (c) If Lett elects not to defend Middle Bay against such claim or demand, whether by not giving Middle Bay timely Notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Lett or by Middle Bay (but Middle Bay shall have no obligation to defend any such claim or demand) then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be the liability of Lett hereunder, unless Lett shall have disputed his liability to Middle Bay hereunder, as provided in Section 13.5 hereof.

                 (d) If Middle Bay should have a claim against Lett hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Middle Bay shall, within a reasonable time after discovery of such claim, send a Claim Notice with respect to such claim to Lett. If Lett disputes his liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 13.5 hereof; if Lett fails to notify Middle Bay within the Notice Period that he disputes such claim, the amount of such claim shall be conclusively deemed the undisputed liability of Lett hereunder.

                 (e) All claims for indemnification by Lett under this Agreement shall be asserted and resolved under the procedures set forth above, substituting in the appropriate place "Lett" for "Middle Bay" and "Middle Bay" for "Lett" (and variations thereof).

         13.4    PAYMENT. Upon determination of the liability under Section
13.3 or 13.5 hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder.

         13.5    ARBITRATION.

                 (a) All disputes under this Article XIII shall be settled by arbitration in Mobile, Alabama or in the state where Middle Bay's corporate headquarters is located at the time of such arbitration, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving Notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 13.5. The arbitrator shall be selected by the joint agreement of Lett and Middle Bay, but if they do not so agree within twenty (20) days after the date of the Notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto. Any such award shall be accompanied by a written opinion of the arbitrator, giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding, and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

                 (b) To the extent that arbitration may not be legally permitted or required hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of competent jurisdiction to resolve disputes hereunder and to seek any appropriate remedy. Nothing contained in this Section 13.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

         13.6 OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties under this Article XIII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

         13.7 LIMITATION ON INDEMNIFICATION BY LETT. The indemnification by Lett, pursuant to this Article XIII, shall be limited to (i) a term of two (2) years from the Closing Date at which time Lett's indemnity under this Article XIII will terminate and Lett will have no further liability thereunder; and
(ii) the Middle Bay Common Stock acquired by Lett pursuant to the Merger and such indemnification may be satisfied, at Lett's option, by (a) payment in cash or (b) through the transfer and delivery to Middle Bay of Middle Bay Common Stock, to be credited against Lett's obligations hereunder at an amount equal to seventy-five percent (75%) of the prior twenty (20) days' average market price for such Middle Bay Common Stock from the date of the Claim Notice. To the extent Lett has sold or transferred Middle Bay Common Stock and the number of shares of Middle Bay Common Stock owned by him at the time of indemnification is inadequate to satisfy such indemnification, then Lett shall be liable for the remainder of such indemnification in an amount not to exceed the lesser of (a) the consideration received by Lett for the Middle Bay Common Stock so previously transferred or sold (which consideration shall be for an amount no less than seventy-five percent (75%) of the prior twenty (20) days' average market price for such Middle Bay Common Stock from the date of such transfer or sale, or (b) the amount of the remainder of such indemnification.

         13.8 LIMITATION ON INDEMNIFICATION BY MIDDLE BAY. The indemnification by Middle Bay pursuant to this Article XIII shall be limited to a term of two (2) years from the Closing Date.

                                  ARTICLE XIV
                              BROKERS AND FINDERS

         Middle Bay represents and warrants to Bison and Lett, and Bison and Lett represent and warrant to Middle Bay, that no broker, finder or consultant has been employed in connection with this transaction or has otherwise engaged in any conduct giving rise to any right to earn any commission or finder's fee for introducing Middle Bay and Bison to each other, for assisting Middle Bay and Bison in negotiating the terms of this Agreement, or for performing any similar service in connection with this transaction, other than a broker, finder or consultant to whom payment in full for such services is made by the party employing such person so that such person makes no claim against the other party with respect to such services. Middle Bay, on the one hand, and Bison and Lett, on the other hand, agree to indemnify and hold the other harmless in accordance with Article XIII from any loss or liability or other damage sustained or incurred by that other party by reason of any conduct of the indemnifying party giving any right to any person to earn a commission or finder's fee in connection with the transaction contemplated by this Agreement.

                                   ARTICLE XV
                                    NOTICES

         Any notice, consent or other communication (hereinafter sometimes referred to as a "Notice") required or permitted under this Agreement shall be sufficient only if given in writing and personally delivered, actually received, transmitted by facsimile ("fax") equipment (but only if the address shown below or otherwise provided by Notice includes a telephone number for such transmission, which may be designated as a "fax" or "telecopier" number), or mailed by certified or registered mail, postage prepaid, and addressed or otherwise directed as follows:

                 Middle Bay:           Middle Bay Oil Company, Inc.
                                       Attn: John J. Bassett, President
                                       115 South Dearborn Street
                                       Mobile, Alabama 36602
                                       Fax: (334) 433-7802

                 with a copy to:       H. Grady Thrasher, III, Esq.
                                       Thrasher, Whitley, Hampton & Morgan
                                       Five Concourse Parkway, Suite 2150
                                       Atlanta, Georgia 30328
                                       Fax: (770) 804-5555

                 Bison:                Bison Energy Corporation
                                       Attn: C. J. Lett, III, President
                                       9320 East Central
                                       Wichita, KS 67206
                                       Fax: (316) 636-1803

                 with a copy to:       D. Keith McFall, Esq.
                                       Phillips McFall McCaffrey McVay & Murrah
                                       211 North Robinson
                                       Oklahoma City, OK 73102
                                       Fax: (405) 235-4133

The party claiming any benefit by reason of such Notice shall have the burden of establishing the fact and date of such delivery, receipt, transmission or mailing, and the following rules shall determine when a Notice becomes effective (with the earliest date controlling if more than one of these rules applies):

                 (a) personally delivered Notices shall be effective on the day of delivery;

                 (b) Notices mailed in accordance with this paragraph shall be effective three Business Days after such mailing;

                 (c) Notices sent by facsimile transmission shall be effective (i) upon transmission, if such transmission is completed at or before 5:00 p.m. on a Business Day, or (ii) on the first Business Day after transmission, if such transmission is completed at any other time; and

                 (d) Notices received through any other means shall be effective on the day of receipt.

Any party may change its address or fax number (or both) for this purpose by giving Notice of such change to the other parties.

                                  ARTICLE XVI
                                 GOVERNING LAW

         This Agreement shall be governed by Alabama law.

                                  ARTICLE XVII
                                 MISCELLANEOUS

         17.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties and supersedes all prior discussion and agreements.

         17.2 AMENDMENT; WAIVER. This Agreement may not be changed, modified, or otherwise amended unless that amendment is written and signed by all parties whose rights may be materially affected thereby. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

         17.3 SURVIVAL. Sections 7.1, 7.2, 7.3 and 7.4, and Articles VIII, IX, XIII and thereafter shall survive the Closing of the transaction contemplated hereby for a period of two (2) years from the Closing Date.

Other provisions of this Agreement shall merge into the documents executed at Closing, so that such provisions have no further force or effect after Closing.

         17.4 BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         17.5 ARTICLE, SECTION AND EXHIBIT HEADINGS AND REFERENCES; GENDER; NUMBER. The captions of each article, section, subsection and exhibit of this Agreement and the pronouns used herein, whether masculine, feminine or neuter, singular or plural, are intended only for convenience and shall not be construed to limit or change the meaning of any language contained in this Agreement. Whenever appropriate to the context, the neuter or either gender shall be deemed to include the masculine or the feminine, as the case may be, the singular shall be deemed to include the plural, or conversely. A reference to any exhibit, article, section, subsection or other provision is a reference to such exhibit to or provision of this Agreement unless otherwise required by the context.

         17.6    TIME. Time is of the essence of this Agreement.

         17.7 KNOWLEDGE. For purposes of this Agreement, all referenced "to the best of our knowledge" or "knowledge," or any variation thereof, shall be limited to the actual knowledge of Lett or the executive management of Bison, consisting of John Stephens, Chief Financial Officer; Steve Anderson, Petroleum Engineer; and employees Steve Wilson and Russell Meyers.

         17.8 MATERIALITY. For all purposes of this Agreement, except with respect to tax liabilities not reflected in the Financial Statements set forth in Exhibit "D", "material" shall mean any claim, action or event (involving single or aggregate claims, actions or events) involving $50,000 or greater in value.

         17.9 DATE OF AGREEMENT. For all purposes under this Agreement, the date of this Agreement shall be deemed to be the day and year first above written.

         17.10 BUSINESS DAY. For purposes of this Agreement, the term "Business Day" means a day on which the United States Postal Service makes routine mail deliveries to its business customers. In any case, the term "Business Day" does not include Saturday or Sunday within its meaning.

         17.11 NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are not intended to benefit, and may not be enforced by, any person or entity other than Middle Bay, Bison and Lett.

         17.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

         17.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         17.14 FURTHER ASSURANCES. Bison and Lett agree to execute and deliver, after the date of this Agreement and at or after Closing, without additional consideration, such further assurances, instruments and documents and to take such further actions as Middle Bay may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

         17.15   TERMINATION.

                 (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by Notice of termination at any time before Closing as follows:

                          (i)     by mutual consent of Bison and Middle Bay; or

                          (ii)    by Middle Bay at any time if the
                 representations and warranties of Bison or Lett contained in
                 Article IX were incorrect in any material respect when made or at any time thereafter; or

                          (iii) by Bison and Lett acting together at any time if the representations and warranties of Middle Bay contained in Article VIII were incorrect in any material respect when made or at any time thereafter; or

                          (iv) by any nonbreaching party if Closing fails to occur on or before February 28, 1997 or such later date to which the parties reasonably agree.

         Such termination shall be effective upon the effective date of such Notice.

                 (b) In the event of termination pursuant to the provisions of this Section 17.15, this Agreement shall have no further force or effect, and no party shall have any liability to any of the other parties in respect of this Agreement, unless the termination was prompted by any material misrepresentation, breach of warranty or breach of covenant or other agreement by any party, in which event such party shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

                 (c) The provisions of this Section 17.15 are not intended to provide an exclusive remedy for any party's misrepresentation, breach of warranty, breach of covenant or other default. Any party may elect to enforce its rights under this Agreement, by seeking any remedy available at law or in equity (including specific performance), instead of electing to terminate this Agreement pursuant to this Section 17.15. The provisions of this Section 17.15 are intended to provide the exclusive remedy for failure of any contingency or condition precedent described in this Agreement, except to the extent that such failure results from misrepresentation, breach of warranty, breach of covenant or other default by any party.

         17.16 SIGNATURES REQUIRED. This Agreement shall not become effective until or unless this Agreement is signed by Middle Bay, Bison and Lett.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed, their respective corporate seals to be affixed and the foregoing attested, all by their respective duly authorized officers, as of the day and year first above written or as otherwise set forth below.

"MIDDLE BAY"                            MIDDLE BAY OIL COMPANY, INC.


Date: 2-10-97                           By: /s/ John J. Bassett
     --------                           -------------------------------------
                                                John J. Bassett, President


"BISON" (Alabama)                       BISON ENERGY CORPORATION (Alabama)

                                        By: Middle Bay Oil Company, Inc., as
                                            Incorporator
Date: 2-10-97
     --------
                                        By: /s/ John J. Bassett
                                           -------------------------------------
                                                John J. Bassett, President


"BISON" (Kansas)                        BISON ENERGY CORPORATION (Kansas)


Date:  2-6-97                           By: /s/ C. J. Lett, III
     --------                           -------------------------------------
                                                C. J. Lett, III, President

"LETT"
                                            /s/ C. J. Lett, III
Date:  2-6-97                           ----------------------------------------
     --------                                   C. J. Lett, III

                                    INDEX OF

                             EXHIBITS AND SCHEDULES




  Exhibit "A"       -       Oil and Gas Properties

  Exhibit "B"       -       Reserve Report

  Exhibit "C"       -       Computation of Cash Consideration

  Exhibit "D"       -       Financial Statements

  Exhibit "E"       -       Inventory

  Exhibit "F"       -       Real Estate

  Schedule 9.8      -       Litigation

  Schedule 9.9      -       Employee and Director Benefits

  Schedule 9.10     -       Environmental Defects Applicable to the Properties

  Schedule 11.10    -       Disclosure of Competing Business Interests by Lett

LEASE ID LEASE NAME       WELL NAME          TYPE  SEC  TWP  RNG COUNTY      ST      BECWI       BECONRI

1145193 CAMPBELL         CAMPBELL                   WI  33  29S  7W  KINGMAN   KS    0.70250000   0.46468749
1137191 COX              COX #1-9                   WI   9  31S  9W  HARPER    KS    0.12062500   0.09382812
1137150 CRITSER          CRITSER 1A                 WI  16  31S  8W  HARPER    KS    0.29774979   0.24424748
1137151 CRITSER          CRITSER 1B                 WI  16  31S  8W  HARPER    KS    0.17650631   0.14120496
1137152 CRITSER          CRITSER C #1,#2            WI  16  31S  8W  HARPER    KS    0.20274979   0.16208762
1145150 CRUMLEY          CRUMLEY #1,3,4             WI  22  30S  7W  KINGMAN   KS    0.46875000   0.38452152
1137153 CULVER           CULVER #1,2SWD,3,4         WI   9  31S  8W  HARPER    KS    0.93875000   0.77006800
1137500 DARNES (JODY)    DARNES #1, #2, B#1         WI  18  31S  8W  HARPER    KS    0.25000000   0.21875000
1137154 DARNES RANCH     DARNES RANCH #2,3,4 SWD,5  WI  24  31S  9W  HARPER    KS    0.46875000   0.41015625
1145151 DEE              DEE #1                     WI  31  29S  8W  KINGMAN   KS    0.67750000   0.55390625
1137156 DOMBAUGH         DOMBAUGH 1-21              WI  21  31S  8W  HARPER    KS    0.19875000   0.15297500
1137158 DRESSER          DRESSER 1 B                WI   9  31S  8W  HARPER    KS    0.21687500   0.17350000
1137157 DRESSER          DRESSER 1A                 WI   9  31S  8W  HARPER    KS    0.32750000   0.28656250
1137159 DRESSER          DRESSER 1C                 WI   9  31S  8W  HARPER    KS    0.20906250   0.16725000
1145163 ELLIOTT          ELLIOTT                    WI  19  30S  9W  KINGMAN   KS    0.71875000   0.52382812
1137161 FLEMING B        FLEMING 1B                 WI   8  31S  8W  HARPER    KS    0.14991673   0.11993345
1137160 FLEMING A (JAMES)FLEMING A #1               WI   8  31S  8W  HARPER    KS    0.29775014   0.26053140
1137502 GRABS B          GRABS B #1                 WI   7  31S  8W  HARPER    KS    0.23143700   0.17719440
1145152 HARTMAN          HARTMAN #1                 WI  16  30S  8W  KINGMAN   KS    0.46875000   0.37170411
1037150 HEFFEL           HEFFEL                     WI  14  21N  12W MAJOR     KS    0.01562500   0.01187500
1137163 HOSTETLER        HOSTETLER #2               WI  19  31S  6W  HARPER    KS    0.67750000   0.59281250
1145500 KREHBIEL MTM     KREHBIEL #1                WI  26  29S  7W  KINGMAN   KS    0.12499852   0.10156250
1145155 KYLE A           KYLE 1A                    WI  10  30S  7W  KINGMAN   KS    0.49562500   0.39650000
1145155 KYLE HC          KYLE HC #2,3               WI   3  30S  7W  KINGMAN   KS    0.49562500   0.39650000
0109500 LOWE/HORN        LOWE #1, #1B, #2B;         WI      18S  6E  CHASE     KS    0.02000000   0.01695312
                         HORN #2-14, #5-13,
                         #6-13, #7-13
1007500 WALBAUM(ORRI)    MARY DELANA #1           ORRI  11  12N  10W CANADIAN  OK
1145501 McKENNA          McKENNA #1                 WI  16  28S  8W  KINGMAN   KS
1184150 MCMILLAN         MCMILLAN #3                WI  29  22S  14W STAFFORD  KS    0.17291688   0.14072934
1145157 MESSENGER        MESSENGER 1                WI  18  30S  8W  KINGMAN   KS    0.81250000   0.66650400
1137185 MUIR             MUIR #3A                   WI  10  31S  8W  HARPER    KS    0.75875000   0.60700000
1137167 MUIR             MUIR #1B,2B                WI  10  31S  8W  HARPER    KS    0.25312500   0.20250000
1137182 MOHAWKS MUIR ORI MOHAWKS MUIR             ORRI  27  31S  8W  HARPER    KS    0.00000000   0.00000000
1137166 MUIR AB          MUIR AB #1                 WI  12  31S  9W  HARPER    KS    0.49000000   0.38187500
1137168 NEWBERRY         NEWBERRY 1,2,& 1 S         WI  35  31S  9W  HARPER    KS    0.46749631   0.38350109
                         SWD



LEASE ID LEASE NAME       WELL NAME                 BECGNRI       BECORI        BECGRI         BECOIL Rev      BECGAS Rev

1145193 CAMPBELL         CAMPBELL                  0.46468749                                 0.46468749      0.46468749
1137191 COX              COX #1-9                  0.09382812                                 0.09382812      0.09382812
1137150 CRITSER          CRITSER 1A                0.24424748                                 0.24424748      0.24424748
1137151 CRITSER          CRITSER 1B                0.14120496                                 0.14120496      0.14120496
1137152 CRITSER          CRITSER C #1,#2           0.16208762                                 0.16208762      0.16208762
1145150 CRUMLEY          CRUMLEY #1,3,4            0.38452152                                 0.38452152      0.38452152
1137153 CULVER           CULVER #1,2SWD,3,4        0.77006800                                 0.77006800      0.77006800
1137500 DARNES (JODY)    DARNES #1, #2, B#1        0.21875000                                 0.21875000      0.21875000
1137154 DARNES RANCH     DARNES RANCH #2,3,4 SWD,5 0.41015625                                 0.41015625      0.41015625
1145151 DEE              DEE #1                    0.55390625                                 0.55390625      0.55390625
1137156 DOMBAUGH         DOMBAUGH 1-21             0.15297500                                 0.15297500      0.15297500
1137158 DRESSER          DRESSER 1 B               0.17350000                                 0.17350000      0.17350000
1137157 DRESSER          DRESSER 1A                0.28656250                                 0.28656250      0.28656250
1137159 DRESSER          DRESSER 1C                0.16725000                                 0.16725000      0.16725000
1145163 ELLIOTT          ELLIOTT                   0.52382812                                 0.52382812      0.52382812
1137161 FLEMING B        FLEMING 1B                0.11993345                                 0.11993345      0.11993345
1137160 FLEMING A (JAMES)FLEMING A #1              0.26053140                                 0.26053140      0.26053140
1137502 GRABS B          GRABS B #1                0.17719440  0.05062700      0.05062700     0.22782140      0.22782140
1145152 HARTMAN          HARTMAN #1                0.37170409                                 0.37170411      0.37170409
1037150 HEFFEL           HEFFEL                    0.01187500                                 0.01187500      0.01187500
1137163 HOSTETLER        HOSTETLER #2              0.59281250                                 0.59281250      0.59281250
1145500 KREHBIEL MTM     KREHBIEL #1               0.10156250                                 0.10156250      0.10156250
1145155 KYLE A           KYLE 1A                   0.39650000                                 0.39650000      0.39650000
1145155 KYLE HC          KYLE HC #2,3              0.39650000                                 0.39650000      0.39650000
0109500 LOWE/HORN        LOWE #1, #1B, #2B;        0.01695312                                 0.01695312      0.01695312
                         HORN #2-14, #5-13,
                         #6-13, #7-13
1007500 WALBAUM(ORRI)    MARY DELANA #1                        0.00411989      0.00475373     0.00411989      0.00475373
1145501 McKENNA          McKENNA #1                                                           0.00000000      0.00000000
1184150 MCMILLAN         MCMILLAN #3                                                          0.14072934      0.00000000
1145157 MESSENGER        MESSENGER 1               0.66650400                                 0.66650400      0.66650400
1137185 MUIR             MUIR #3A                  0.60700000                                 0.60700000      0.60700000
1137167 MUIR             MUIR #1B,2B               0.20250000                                 0.20250000      0.20250000
1137182 MOHAWKS MUIR ORI MOHAWKS MUIR              0.00000000  0.03000000      0.03000000     0.03000000      0.03000000
1137166 MUIR AB          MUIR AB #1                0.38187500                                 0.38187500      0.38187500
1137168 NEWBERRY         NEWBERRY 1,2,& 1          0.38350109                                 0.38350109      0.38350109
                         SWD

LEASE ID LEASE NAME       WELL NAME         TYPE  SEC  TWP  RNG COUNTY      ST        BECWI


1193500 PAULSEN          PAULSEN #1-25      WI    25  24S 11W  STAFFORD    KS      0.09562597
1137184 RAIDA            RAIDA #1           WI    18  30S  6W  KINGMAN     KS      0.62500000
1145194 ROHLMAN          ROHLMAN 1 & 2      WI    28  29S  7W  KINGMAN     KS      0.70250000
1137503 SANDERS          SANDERS #1         WI    20  31S  8W  HARPER      KS      0.23437500
1137170 SANDERS          SANDERS #1-19, 2-1 WI    19  31S  8W  HARPER      KS      0.35500000
1137515 SANDERS A        SANDERS 1A,2A      WI    20  31S  8W  HARPER      KS      0.23437500
1137510 SANDERS A        SANDERS 4A         WI    19  31S  8W  HARPER      KS      0.12500000
1145176 SCHWARTZ         SCHWARTZ #1-11     WI    11  30S  9W  KINGMAN     KS      0.13062500
1000000 SPIVEY PLANT     SPIVEY PLANT       WI     5  31S  8W  HARPER      KS      ++
1137171 STEPHENS         STEPHENS #1,2,3    WI    10  31S  8W  HARPER      KS      0.97000000
1137172 STEPHENS         STEPHENS 1A        WI    15  31S  8W  HARPER      KS      0.67150000
1137173 STEPHENS         STEPHENS 1B        WI    16  31S  8W  HARPER      KS      0.27656250
1145158 SWINGLE          SWINGLE 1-14       WI    14  30S  9W  KINGMAN     KS      0.50000000
1065500 TAYLOR B         TAYLOR B #1-12     WI     7  22N 13W  WOODS       OK      0.02812500
1137174 VALDOIS          VALDOIS A#1        WI     2  31S  8W  HARPER      KS      0.67150000
1137175 VALDOIS          VALDOIS B#1,2      WI     3  31S  8W  HARPER      KS      0.32125000
1137102 WARREN A         WARREN 1A          WI    17  31S  8W  HARPER      KS      0.29749988
1137177 WILEY            WILEY #2A-29       WI    29  31S  8W  HARPER      KS      0.68312500
1137178 WILLIAMS         WILLIAMS A #1      WI    27   6N  2W  MCCLAIN     OK      0.67150000
1171502 WILLINGER        WILLINGER 1-19     WI    19  24S 10W  RENO        KS      0.09562030
1145161 WINGATE          WINGATE #1,#2      WI     1  31S  9W  HARPER      KS      0.75875000
1137506 YATES            YATES #2           WI    18  31S  8W  HARPER      KS      0.23437500
1137511 YATES            YATES #3           WI    18  31S  8W  HARPER      KS      0.23437500
1137179 YODER  A         YODER A #1         WI    11  31S  8W  HARPER      KS      0.25000000

LEASE ID LEASE NAME       WELL NAME             BECONRI      BECGNRI       BECORI        BECGRI         BECOIL Rev      BECGAS Rev


1193500 PAULSEN          PAULSEN #1-25        0.07936880    0.07936880                                 0.07936880      0.07936880
1137184 RAIDA            RAIDA #1             0.51025397    0.51025397                                 0.51025397      0.51025397
1145194 ROHLMAN          ROHLMAN 1 & 2        0.46468749    0.46468749                                 0.46468749      0.46468749
1137503 SANDERS          SANDERS #1           0.20507812    0.20507812                                 0.20507812      0.20507812
1137170 SANDERS          SANDERS #1-19, 2-1   0.28400000    0.28400000                                 0.28400000      0.28400000
1137515 SANDERS A        SANDERS 1A,2A        0.17431641    0.17431641                                 0.17431641      0.17431641
1137510 SANDERS A        SANDERS 4A           0.08564700    0.07783200  0.01250000      0.01250000     0.09814700      0.09033200
1145176 SCHWARTZ         SCHWARTZ #1-11       0.10257812    0.10257812                                 0.10257812      0.10257812
1000000 SPIVEY PLANT     SPIVEY PLANT         ++            ++                                         ++              ++
1137171 STEPHENS         STEPHENS #1,2,3      0.79570300    0.79570300                                 0.79570300      0.79570300
1137172 STEPHENS         STEPHENS 1A          0.58756250    0.58756250                                 0.58756250      0.58756250
1137173 STEPHENS         STEPHENS 1B          0.22125000    0.22125000                                 0.22125000      0.22125000
1145158 SWINGLE          SWINGLE 1-14         0.43250000    0.43250000                                 0.43250000      0.43250000
1065500 TAYLOR B         TAYLOR B #1-12       0.02250000    0.02109380                                 0.02250000      0.02109380
1137174 VALDOIS          VALDOIS A#1          0.58756250    0.58756250                                 0.58756250      0.58756250
1137175 VALDOIS          VALDOIS B#1,2        0.25700000    0.25700000                                 0.25700000      0.25700000
1137102 WARREN A         WARREN 1A            0.26031239    0.26031239                                 0.26031239      0.26031239
1137177 WILEY            WILEY #2A-29         0.54650000    0.54650000                                 0.54650000      0.54650000
1137178 WILLIAMS         WILLIAMS A #1        0.58756250    0.58756250                                 0.58756250      0.58756250
1171502 WILLINGER        WILLINGER 1-19       0.07936880    0.07936880                                 0.07936880      0.07936880
1145161 WINGATE          WINGATE #1,#2        0.60700000    0.60700000                                 0.60700000      0.60700000
1137506 YATES            YATES #2             0.20507812    0.20507812                                 0.20507812      0.20507812
1137511 YATES            YATES #3             0.20507812    0.20507812                                 0.20507812      0.20507812
1137179 YODER  A         YODER A #1           0.20000000    0.20000000                                 0.20000000      0.20000000


Footnotes: ++ Ownership in the Spivey Gas Plant adjusts annually based upon the contract dated October 1, 1955 (attached).

EXHIBIT A
Page 3

Undeveloped acreage.

All undeveloped acreage in the State of Kansas owned by Bison Energy Corporation, save and except for the provisions and acreage subject to Schedule
11.10 and Section 10.9 of this Contract.

EXHIBIT B                                                * ECON SUMMARY *
                                                          AS OF 7 / 1996

  END   NO.        *GROSS PRODUCTION*        *NET PRODUCTION*       *PRICES*                      ****NET REVENUE****
 MO-YR WELLS       OIL          GAS         OIL         GAS        OIL     GAS         OIL            GAS        OTHER     TOTAL
-----  -----MBBL --------MMCF --------MBBL--------MMCF--------   $/B---  $/M--- M$----------- M$----------- M$-------- M$----------
12-96    35.0      61.663      579.553      25.331     256.797    18.11    2.31       458.659       592.926      0.000     1051.584
12-97    67.0     116.372     1026.318      49.059     448.981    18.06    2.29       885.932      1030.365      0.000     1916.297
12-98    66.0     107.912      958.130      47.112     428.535    18.00    2.32       847.978       995.034      0.000     1843.011
12-99    65.0     100.877      900.962      45.450     409.870    17.95    2.35       815.961       962.993      0.000     1778.954
12- 0    59.0      92.906      831.420      43.285     386.737    17.87    2.39       773.382       923.363      0.000     1696.744
12- 1    53.0      85.246      779.075      41.138     369.586    17.77    2.42       731.040       894.740      0.000     1625.780
12- 2    52.0      79.994      740.260      39.866     356.770    17.73    2.45       706.975       873.588      0.000     1580.563
12- 3    50.0      74.688      703.162      38.567     344.479    17.69    2.48       682.277       853.076      0.000     1535.353
12- 4    50.0      71.044      671.331      37.533     333.289    17.67    2.50       663.140       834.740      0.000     1497.880
12- 5    49.0      67.730      622.217      36.550     320.344    17.65    2.54       645.012       812.675      0.000     1457.687
12- 6    45.0      63.351      570.862      35.050     303.298    17.57    2.57       615.877       779.188      0.000     1395.065
12- 7    45.0      60.648      547.989      34.181     294.345    17.55    2.60       600.035       764.649      0.000     1364.685
12- 8    45.0      58.162      526.471      33.345     285.773    17.54    2.63       584.843       750.658      0.000     1335.501
12- 9    41.8      54.536      496.834      31.898     271.961    17.45    2.67       556.672       724.820      0.000     1281.493
12-10    36.7      48.639      458.894      30.241     258.696    17.33    2.69       524.013       696.725      0.000     1220.738

REM.      0.0     163.428     2335.245     112.090    1279.498    17.31    2.83      1940.157      3618.401      0.000     5558.559
TOT.      0.0    1307.196    12748.722     680.696    6348.960    17.68    2.54     12031.950     16107.939      0.000    28139.895

      ADVALOREM  OPERATING     TOTAL     OPERATIONAL        ***NET INVESTMENTS***                     CUM        10.0% CUM
YR  & PROD TAX   EXPENSES     EXPENSES    CASH FLOW  TANGIBLE  INTANGIBLE LEASEHOLD   CASH FLOW    CASH FLOW     DISC C.F.
-- M$------ M$---------- M$---------- M$--------- M$---------- M$------ M$----- M$------------ M$----------- M$----------
96      6.523    391.116      397.639     653.945        0.000    0.000   0.000        653.945       653.945      638.789
97     11.516    762.758      774.274    1142.023        0.000    0.000   0.000       1142.023      1795.967     1677.384
98     10.698    750.136      760.834    1082.177        0.000    0.000   0.000       1082.177      2878.145     2572.084
99      9.989    738.224      748.213    1030.741        0.000    0.000   0.000       1030.741      3908.885     3346.788
 0      9.256    701.891      711.147     985.597        0.000    0.000   0.000        985.597      4894.481     4020.219
 1      8.581    670.806      679.386     946.394        0.000    0.000   0.000        946.394      5840.875     4608.077
 2      8.094    660.654      668.749     911.814        0.000    0.000   0.000        911.814      6752.598     5122.968
 3      7.648    647.766      655.415     879.938        0.000    0.000   0.000        879.938      7632.629     5574.686
 4      7.247    640.306      647.552     850.328        0.000    0.000   0.000        850.328      8482.958     5971.520
 5      6.742    630.699      637.441     820.246        0.000    0.000   0.000        820.246      9303.202     6319.516
 6      6.258    595.197      601.455     793.609        0.000    0.000   0.000        793.609     10096.810     6625.604
 7      5.961    588.176      594.137     770.548        0.000    0.000   0.000        770.548     10867.360     6895.777
 8      5.684    581.294      586.979     748.522        0.000    0.000   0.000        748.522     11615.880     7134.370
 9      4.612    548.105      552.717     728.776        0.000    0.000   0.000        728.776     12344.660     7345.551
10      3.866    523.159      527.026     693.713        0.000    0.000   0.000        693.713     13038.370     7528.296

REM.   18.631   2008.104     2026.734    3531.823        0.000    0.000   0.000       3531.823      3531.823      684.557
TOT.  131.305  11438.394    11569.697   16570.195        0.000    0.000   0.000      16570.195     16570.195     8212.853

  PROFITABILITY INDICATORS                                                                       PRESENT WORTH PROFILE
------------------------------                                                                   %----    M$--------
PAYOUT (YRS)                0.00                                                                   5.0    11177.810
DISCOUNTED PAYOUT (YRS)     0.00                                                                  10.0     8212.853
DCF RATE OF RETURN (%)    100.00                                                                  15.0     6436.181
INCOME/INVESTMENT         100.00                                                                  20.0     5290.457
DISC INCOME/INVESTMENT    100.00                                                                  25.0     4504.834
                                                                                                  30.0     3938.217
ULTIMATE OIL (MBBL)    2270.1                                                                     40.0     3181.373
ULTIMATE GAS (MMCF)   20503.7                                                                     50.0     2700.940
                                                                                                  70.0     2125.596
                                                                                                 100.0     1672.031


EXHIBIT B                         ONE LINE SUMMARIES
                                     AS OF 7 / 1996


                                                                                                                        10.0% DISC
                      GROSS OIL   GROSS GAS   NET OIL    NET GAS   NET REVENUE   TOT EXPENSE    CAPITAL    CASH FLOW   CASH FLOW
   FILE    TITLE  MBBL----------- MMCF------- MBBL--------MMCF------- M$--------- M$----------  M$-------  M$-------- M$ ----------
1145193    CAMPBELL -  #1
                       0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
1137191    COX 1-9 -
                      13.331       628.605    1.251    58.981        127.843         26.403      0.000       101.439       57.701
1137150    CRITSER A - CRITSER 1A
                       6.078       206.606    1.485    50.463        157.534         45.828      0.000       111.706       66.405
1137151    CRITSER B - CRITSER 1B
                       4.640         9.172    0.655     1.295         17.030         13.126      0.000         3.905        3.302
1137152    CRITSER C - CRITSER C #1, #2
                      10.480        21.020    1.699     3.407         44.319         34.339      0.000         9.981        8.280
1145150    CRUMLEY - CRUMLEY #1, 3, 4
                      10.284        34.381    3.955    13.220        108.756         89.255      0.000        19.501       16.917
1137153    CULVER - CULVER #1, 2SWD, 3, 4
                      42.628       817.297   32.826   629.374       1543.933        641.129      0.000       902.805      464.039
1137154    DARNES RANCH - DARNES RANCH #1, 2, 3, 4, SWD, 5
                      40.802       152.245   16.735    62.444        467.529        245.382      0.000       222.206      137.320
1145151    DEE - DEE #1
                       0.000         8.468    0.000     4.691         10.976          9.168      0.000         1.808        1.692
1137156    DOMBAUGH - DOMBAUGH 1-21
                      13.218        99.118    2.022    15.163         71.864         41.739      0.000        30.125       21.716
1137157    DRESSER A - DRESSER 1A
                      19.361       358.913    5.548   102.851        397.173        109.103      0.000       288.070      122.104
1137158    DRESSER B - DRESSER 1 B
                      18.741        84.444    3.252    14.651        107.628         70.414      0.000        37.213       22.037
1137159    DRESSER C - DRESSER 1C
                       0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
1145163    ELLIOTT - ELLIOTT
                       0.496        24.369    0.260    12.765         30.895         25.643      0.000         5.252        4.675
1137161    FLEMING B - FLEMING 1B
                      16.198       135.681    1.943    16.273         64.997         35.892      0.000        29.105       16.518
1145152    HARTMAN - HARTMAN #1
                       0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
1137163    HOSTETLER - HOSTETLER #2
                      20.056         0.000   11.890     0.000        251.466        162.851      0.000        88.615       49.931
1137160    JAMES FLEMING - FLEMING A #1
                      13.870       175.900    3.614    45.827        144.297         53.645      0.000        90.652       45.958
1145155    KYLE A - KYLE 1A
                       0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
1145156    KYLE HC - KYLE HC #2, 3
                      20.075       433.817    7.960   172.008        500.327        240.752      0.000       259.574      150.986
1184150    MCMILLAN - MCMILLIAN #3
                      20.092         0.000    2.827     0.000         59.802         37.032      0.000        22.770       12.827

EXHIBIT B                     ONE LINE SUMMARIES
                                AS OF 7 / 1996


                                                                                                                        10.0% DISC
                        GROSS OIL   GROSS GAS     NET OIL    NET GAS   NET REVENUE   TOT EXPENSE  CAPITAL    CASH FLOW   CASH FLOW
   FILE    TITLE  MBBL----------- MMCF------- MBBL--------MMCF------- M$--------- M$----------  M$-------  M$-------- M$ ----------
1145157    MESSENGER - MESSENGER 1
                       0.000        71.695    0.000    47.785        121.238         82.203      0.000        39.035       27.969
1137185    MUIR A - MUIR #1A
                       8.516       116.684    5.169    70.827        285.940        173.767      0.000       112.173       89.104
1137166    MUIR AB - MUIR AB #1
                       2.397         8.535    0.915     3.259         23.363         20.618      0.000         2.745        2.475
1137167    MUIR B - MUIR #1B, #2B
                      31.528       135.468    6.385    27.432        204.548        105.278      0.000        99.270       64.225
1137168    NEWBERRY - 1, 2, & 3
                      18.386       447.183    7.051   171.495        587.420        400.122      0.000       187.298      115.125
1137184    RAIDA - RAIDA #1
                       1.974        92.631    1.007    47.265        107.323         81.365      0.000        25.958       14.787
1145194    ROHLMAN - #1 & #2
                       0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
1137170    SANDERS - SANDERS #1-19, #2-19
                      10.853       152.622    3.082    43.345        153.690         81.182      0.000        72.508       53.138
1145176    SCHWARTZ 1-11 -
                       2.173      1349.141    0.223   138.392        246.184         38.085      0.000       208.098      101.191
1137171    STEPHENS - STEPHENS #1,2,3
                      34.330       787.717   27.316   626.789       1480.625        685.129      0.000       795.496      422.420
1137172    STEPHENS A - STEPHENS 1A
                      14.883       126.647    8.745    74.413        380.578        142.167      0.000       238.411      119.622
1137173    STEPHENS B - STEPHENS 1B
                      64.574       110.673   14.287    24.486        366.542        112.836      0.000       253.707      124.963
1145158    SWINGLE - SWINGLE 1-14
                       0.000       107.517    0.000    46.501        117.963         70.226      0.000        47.736       34.619
1137174    VALDIOS A - VALDIOS A#1
                       8.930        32.121    5.247    18.873        159.455        113.141      0.000        46.314       30.500
1137175    VALDOIS B - VALDOIS B#1,2
                      30.274        55.339    7.781    14.222        201.213        155.420      0.000        45.793       29.335
1137102    WARREN A - WARREN 1A
                       8.638       106.369    2.249    27.689         88.958         51.978      0.000        36.980       23.337
1137177    WILEY - WILEY #2A-29
                      13.719        27.913    7.497    15.255        189.756        130.033      0.000        59.723       44.302
1137178    WILLIAMS - WILLIAMS A #1
                       1.458        11.177    0.857     6.567         34.203         31.074      0.000         3.129        2.818
1145161    WINGATE - WINGATE #1, #2
                       7.435       217.577    4.513   132.069        364.641        210.304      0.000       154.337      114.017
1137179    YODER A - YODER A #1
                       0.562         8.793    0.112     1.759          6.627          6.311      0.000         0.316        0.298
1137500    DARNES (JODY) - DARNES #1, #2, B#1
                       3.189        48.677    0.698    10.648         28.669         23.158      0.000         5.511        4.924

EXHIBIT B
                              ONE LINE SUMMARIES
                                 AS OF 7 / 1996


                                                                                                                         10.0% DISC
                        GROSS OIL   GROSS GAS     NET OIL    NET GAS   NET REVENUE   TOT EXPENSE   CAPITAL     CASH FLOW  CASH FLOW
   FILE    TITLE  MBBL----------- MMCF------- MBBL--------MMCF------- M$--------- M$----------  M$-------  M$-------- M$ ----------

 1137502   GRABS B - GRABS B #1
                          3.342        26.465    0.761     6.029         23.649         15.671      0.000         7.978        6.974
 1145500   KREHBIEL MTM - KREHBIEL #1
                         12.703        93.416    1.290     9.488         46.202         31.587      0.000        14.615        9.581
 1107150   LOWE/HORN - LOWE 1,2,3
                        244.650        71.253    4.148     1.208         84.658         27.511      0.000        57.147       39.351
 1145501   McKENNA - McKENNA #1
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1193500   PAULSEN - PAULSEN #1-25
                          0.000       161.527    0.000    12.820         23.717         16.882      0.000         6.836        5.528
 1137503   SANDERS - SANDERS #1
                         14.404       176.392    2.954    36.174        133.500         84.349      0.000        49.150       32.959
 1137510   SANDERS A - SANDERS 4A
                          3.313       339.276    0.325    33.299        101.198         33.383      0.000        67.815       20.426
 1137515   SANDERS A - SANDERS 1A, 2A
                         10.648       203.938    1.856    35.550        121.543         55.050      0.000        66.493       35.781
 SPIVEY    SPIVEY NGL PLANT - SPIVEY NGL PLANT
                        464.710      3396.241  464.710  3396.241      18148.541       6608.182      0.000     11540.359     5380.478
 1065500   TAYLOR B - TAYLOR B #1-12
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1137505   WARREN B - WARREN B #1
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1171502   WILLINGER - WILLINGER 1-19
                          0.000       207.339    0.000    16.456         30.444         21.624      0.000         8.820        7.053
 1137504   WOLSEHLEGAL - WOLSEHLEGAL #1
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1137506   YATES - YATES #2,3
                         17.503       225.042    3.590    46.151        167.319         79.013      0.000        88.306       51.233
 1137180   FLEMING FARMOUT #1  (ORI) - FLEMING #1
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1137181   FLEMING FARMOUT #2  (ORI) - FLEMING #2
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1137508   SANDERS A (ORI) - SANDERS 4A
                          0.000         0.000    0.000     0.000          0.000          0.000      0.000         0.000        0.000
 1007500   WALBAUM (ORRI) - MARY DELANA #1
                          1.751       643.318    0.007     3.058          3.753          0.346      0.000         3.407        1.911

  TOTAL                1307.196     12748.723  680.696  6348.960      28139.891      11569.697      0.000     16570.193     8212.853

                            ECON QUICK DATA REPORT


                  OIL       GAS     OIL       GAS
  OIL     GAS   PRICE      PRICE   RATE      RATE     OIL       GAS     INIT      OIL      GAS     PROJ.  END   DISC  OP CST   TOT.
 PRICE   PRICE    ESC       ESC   BBL/M      MCF/M    DEC       DEC     W.I.    REV INT  REV INT   START  MTH   RATE   $/W/M CAPITAL
$/B---  $/M---  %----    %----- B/M------ M/M------ %-----      %----- %------- %------- %------- ------  ---   %---  ------ M$-----
1145193    1  CAMPBELL
 21.15   1.32    0.00     0.00     0.00     0.00      0.00      0.00  70.2500  46.4687  46.4687    7/96  12    10.0      0     0.0
1137191    1  COX 1-9
 21.15   1.60    0.00     1.00   105.00  5500.00      6.00      8.00  12.0625   9.3828   9.3828    7/96  12    10.0    800     0.0
1137150    1  CRITSER A                           CRITSER 1A
 21.15   2.35    0.00     1.00    47.00  1800.00      2.60      4.00  29.7750  24.4247  24.4247    7/96  12    10.0    803     0.0
1131751    1  CRITSER B                           CRITSER 1B
 21.15   2.39    0.00     1.00    87.65   183.10      8.00     10.00  17.6506  14.1205  14.1205    7/96  12    10.0   1125     0.0
1137152    1  CRITSER C                           CRITSER C #1,#2
 21.15   2.39    0.00     1.00   225.00   327.31      12.15     6.00  20.2750  16.2088  16.2088    7/96  12    10.0      0     0.0
1145150    1  CRUMLEY                             CRUMLEY #1,3,4
 21.15   1.90    0.00     0.00   228.41   729.43      8.00      6.00  46.8750  38.4522  38.4522    7/96  12    10.0      0     0.0
1137153    1  CULVER                              CULVER #1,2SWD,3,4
 21.15   1.35    0.00     0.00   290.00  4225.76      6.00      2.00  93.8750  77.0068  77.0068    7/96  12    10.0      0     0.0
1137154    1  DARNES RANCH                        DARNES RANCH #1,2,3,4 SWD,5
 21.15   1.71    0.00     1.00   310.00  1500.00      3.00      6.00  46.8750  41.0156  41.0156    7/96  12    10.0      0     0.0
1145151    1  DEE                                 DEE #1
 21.15   2.34    0.00     0.00     0.00   360.85      0.00     19.71  67.7500  55.3906  55.3906    7/96  12    10.0    450     0.0
1137156    1  DOMBAUGH                            DOMBAUGH 1-21
 21.15   1.80    0.00     1.00   185.64   850.00      19.75     5.00  19.8750  15.2975  15.2975    7/96  12    10.0   1150     0.0
1137157    1  DRESSER A                           DRESSER 1A
 21.15   2.40    0.00     1.00   115.00  2000.00      4.00      5.00  32.7500  28.6563  28.6563    7/96  12    10.0   1150     0.0
1137158    1  DRESSER B                           DRESSER 1 B
 21.15   2.40    0.00     1.00   200.00   850.00      10.66    23.49  21.6875  17.3500  17.3500    7/96  12    10.0   1500     0.0
1137159    1  DRESSER C                           DRESSER 1C
 21.15   2.69    0.00     1.00    22.99   249.26      4.00      5.00  20.9063  16.7250  16.7250    7/96  12    10.0    905     0.0
1145163    1  ELLIOTT                             ELLIOTT
 21.15   1.99    0.00     0.00    15.00   642.82      8.00      8.00  71.8750  52.3828  52.3828    7/96  12    10.0    800     0.0
1137161    1  FLEMING B                           FLEMING 1B
 21.15   1.36    0.00     1.00   140.00  1066.08      5.26      5.00  14.9917  11.9934  11.9934    7/96  12    10.0   1500     0.0
1145152    1  HARTMAN                             HARTMAN #1
 21.15   1.40    0.00     0.00     0.00   325.91      0.00      8.65  46.8750  37.1704  37.1704    7/96  12    10.0    694     0.0
1137163    1  HOSTETLER                           HOSTETLER #2
 21.15   0.00    0.00     1.00   111.59  1891.00      3.00      0.00  67.7500  59.2812  59.2812    7/96  12    10.0   1000     0.0
1137160    1  JAMES FLEMING                       FLEMING A #1
 21.15   1.35    0.00     1.00    90.00  1100.00      2.06      5.00  29.7750  26.0531  26.0531    7/96  12    10.0   1000     0.0
1145155    1  KYLE A                              KYLE 1A
 21.15   1.93    0.00     0.00    25.00   370.00      9.24      5.50  49.5625  39.6500  39.6500    7/96  12    10.0      0     0.0
1145156    1  KYLE HC                             KYLE HC #2,3
 21.15   1.93    0.00     0.00   135.73  3250.00      5.00      5.00  49.5625  39.6500  39.6500    7/96  12    10.0      0     0.0
1184150    1  MCMILLAN                            MCMILLAN #3
 21.15   0.00    0.00     1.00   140.00     0.00      6.10      0.00  17.2917  14.0729  14.0729    7/96  12    10.0    881     0.0
1145157    1  MESSENGER                           MESSENGER 1
 21.15   2.40    0.00     1.00     0.00   700.00      0.00      6.00  81.2500  66.6504  66.6504    7/96  12    10.0    600     0.0
1137185    1  MUIR A                              MUIR #1A
 21.15   2.40    0.00     1.00   140.19  2942.18      23.09    29.92  75.8750  60.7000  60.7000    7/96  12    10.0   2000   107.7
1137166    1  MUIR AB                             MUIR AB#1
 21.15   1.21    0.00     1.00    63.47   350.00      6.00     20.00  49.0000  38.1875  38.1875    7/96  12    10.0      0     0.0
1137167    1  MUIR B                              MUIR #1B,2B
 21.15   2.40    0.00     1.00   300.00  2000.00      8.17     13.15  25.3125  20.2500  20.2500    7/96  12    10.0      0     0.0


                                                      ECON QUICK DATA REPORT


                   OIL       GAS     OIL      GAS
  OIL     GAS     PRICE     PRICE   RATE     RATE      OIL    GAS     INIT     OIL      GAS    PROJ.  END   DISC  OP CST  TOT.
 PRICE   PRICE     ESC       ESC    BBL/M    MCF/M     DEC    DEC     W.I.   REV INT  REV INT  START  MTH   RATE  $/W/M  CAPITAL
$/B---  $/M---    %----     %----  B/M---   M/M---    %---   %---    %----  %-------  %------  -----  ---  %----  -----  M$-----
1137168    1     NEWBERRY                            1,2,&3
 21.15   2.35      0.00     1.00   141.47  3200.00     6.00   4.57  46.7496  38.3501  38.3501  7/96    12  10.00      0      0.0
1137184    1     RAIDA                             RAIDA #1
 21.15   1.82      0.00     0.00    14.00   535.81     4.00   3.42  62.5000  51.0254  51.0254  7/96    12  10.00    600      0.0
1145194    1     ROHLMAN                            #1 & #2
 21.15   1.30      0.00     0.00     0.00     0.00     0.00   0.00  70.2500  46.4687  46.4687  7/96    12  10.00      0      0.0
1137170    1     SANDERS                           SANDERS   #1-19, 2-19
 21.15   1.96      0.00     1.00   140.00  1900.00    11.12   7.00  35.5000  28.4000  28.4000  7/96    12  10.00      0      0.0
1145176    1     SCHWARZT   1-11
 21.15   1.59     0.00      1.00    26.15  9000.00    36.49   6.00  13.0625  10.2578  10.2578  7/96    12  10.00    800      0.0
1137171    1     STEPHENS                          STEPHENS  #1,2,3
 21.15   1.32     0.00      1.00   212.77  4669.97     4.00   3.50  97.0000  79.5703  79.5703  7/96    12  10.00      0      0.0
1137172    1     STEPHENS A                        STEPHENS  1A
 21.15   2.40     0.00      1.00    95.00   704.65     5.10   3.00  67.1500  58.7562  58.7562  7/96    12  10.00    933      0.0
1137173    1     STEPHENS B                        STEPHENS  1B
 21.15   2.40     0.00      1.00   342.90   614.77     2.50   3.00  27.6563  22.1250  22.1250  7/96    12  10.00   1500      0.0
1145458    1     SWINGLE                           SWINGLE    1-14
 21.15   2.38     0.00      1.00     0.00  1352.46     0.00  20.00  50.0000  43.2500  43.2500  7/96    12  10.00    600      0.0
1137174    1     VALDIOS A                         VALDIOS   A#1
 21.15   2.40     0.00      1.00    64.79   265.79     4.00   5.00  67.1500  58.7562  58.7562  7/96    12  10.00    904      0.0
1137175    1     VALDOIS B                         VALDOIS   B#1,2
 21.15   2.39     0.00      1.00   227.82   609.93     8.11  15.05  32.1250  25.7000  25.7000  7/96    12  10.00      0      0.0
1137102    1     WARREN A                          WARREN    1A
 21.15   1.40     0.00      1.00    80.00   993.21     5.00   8.00  29.7500  26.0312  26.0312  7/96    12  10.00   1000      0.0
1137177    1     WILEY                             WILEY    #2A-29
 21.15   1.94     0.00      1.00   210.00   510.00    18.38  24.39  68.3125  54.6500  54.6500  7/96    12  10.00   1200      0.0
1137178    2     WILLIAMS                          WILLIAMS   A #1
 21.15   2.41     0.00      1.00    37.92   305.16     5.00   7.70  67.1500  58.7562  58.7562  7/96    12  10.00   1100      0.0
1145161    1     WINGATE                           WINGATE   #1,#2
 21.15   1.94     0.00      1.00   102.59  3395.89    23.84  10.00  75.8750  60.7000  60.7000  7/96    12  10.00      0      0.0
1137179    1     YODER A                           YODER A   #1
 21.15   2.40     0.00      1.00    33.21   503.63     8.27   4.00  25.0000  20.0000  20.0000  7/96    12  10.00   1400      0.0
1137500    2     DARNES    (JODY)                  DARNES    #1, #2, B#1
 20.00   1.36     0.00      1.00   139.59  1722.58    18.35   9.00  25.0000  21.8750  21.8750  7/96    12  10.00      0      0.0
1137502    2     GRABS B                           GRABS B   #1
 20.00   1.37     0.00      1.00   124.09   681.99    15.00  16.59  23.1438  22.7821  22.7821  7/96    12  10.00      0      0.0
1145500    2     KREHBIEL   MTM                    KREHBIEL  #1
 20.00   2.00     0.00      1.00    90.61   981.85     4.00  10.88  12.4999  10.1563  10.1563  7/96    12  10.00      0      0.0
1107150    2     LOWE/HORN                         LOWE 1,2,3
 20.00   1.33     0.00      1.00  3593.00   889.00    12.00  10.00   2.0000   1.6953   1.6953  7/96    12  10.00      0      0.0
1145501    2     McKENNA                           McKENNA   #1
 20.00   1.65     0.00      0.00   167.00  1163.00     0.00   0.00   0.0000   0.0000   0.0000  7/96    12  10.00    800      0.0
1193500    2     PAULSEN                           PAULSEN   #1-25
 20.00   1.85     0.00      0.00     0.00  2300.00     0.00  16.15   9.5626   7.9369   7.9369  7/96    12  10.00   1400      0.0
1137503    2     SANDERS                           SANDERS   #1
 20.00   1.90     0.00      1.00   141.72  1595.76    20.42  16.97  23.4375  20.5078  20.5078  7/96    12  10.00      0      0.0
1137510    2     SANDERS A                         SANDERS   4A
 20.00   2.40     0.00      1.00    35.00  1150.00     8.00   3.50  12.5000   9.8147   9.8147  7/96    12  10.00      0      0.0
1137515    2     SANDERS A                         SANDERS   1A,2A
 20.00   2.17     0.00      1.00    95.73  1158.89    11.69   4.00  23.4375  17.4316  17.4316  7/96    12  10.00      0      0.0

                            ECON QUICK DATA REPORT



                                                                                                                    DATE: 02-01-1997
                                                                                                                    TIME: 11:45:29
                 OIL     GAS        OIL         GAS
 OIL     GAS    PRICE   PRICE      RATE        RATE     OIL     GAS    INIT      OIL     GAS     PROJ.  END   DISC  OP CST   TOT.
PRICE   PRICE    ESC     ESC      BBL/M       MCF/M     DEC     DEC    W.I.   REV INT   REV INT  START  MTH   RATE  $/W/M   CAPITAL
$/B--   $/M--   %---    %---    B/M----      M/M---    %----   %---   %----   %------   %------  -----  ---   %---  -----   M$----
SPIVEY    2    SPIVEY   NGL PLANT                      SPIVEY NGL PLANT
  16.10  2.86   O.00    1.00     2600.00     17201.03  2.00    2.00      ++     ++        ++     7/96   12    10.0     0      0.0
1065500   2    TAYLOR B                                TAYLOR B #1-12
  20.00  1.20   0.00    0.00        0.00         0.00  0.00    0.00   2.8125  2.2500    2.1094   7/96   12    10.0  1000      0.0
1137505   2    WARREN B                                WARREN B #1
  20.00  1.27   0.00    1.00      159.51       780.00  5.77    6.00   0.0000  0.0000    0.0000   7/96   12    10.0     0      0.0
1171502   2    WILLINGER                               WILLINNGER 1-19
  20.00  1.85   0.00    0.00        0.00      2800.00  0.00    8.00   9.5620  7.9369    7.9369   7/96   12    10.0  2000      0.0
1137504   2    WOLSEHLEGAL                             WOLSCHLEGAL #1
  20.00  1.81   0.00    0.00      100.12      1100.00 12.00    8.00   0.0000  0.0000    0.0000   7/96   12    10.0     0      0.0
1137506   2    YATES                                   YATES #2.3
  20.00  1.92   0.00    1.00      180.59      2700.00 16.86   18.58  23.4375 20.5078   20.5078   7/96   12    10.0     0      0.0
1137180   20   FLEMING FARMOUT #1 (ORI)                FLEMING #1                      ORI
  20.00  1.35   0.00    1.00      158.26       675.00  8.00   12.00   0.0000  0.0000    0.0000   7/96   12    10.0     0      0.0
1137181   20   FLEMING FARMOUT #2 (ORI)                FLEMING #2                      ORI
  20.00  1.35   0.00    1.00      150.00      1273.82 12.00   12.00   0.0000  0.0000    0.0000   7/96   12    10.0     0      0.0
1137508   20   SANDERS A(ORI)                          SANDERS 4A                      ORI
  20.00  2.27   0.00    1.00        0.00      1474.00  0.00    0.00   0.0000  0.0000    0.0000   7/96   12    10.0     0      0.0
1007500   20   WALBALM (ORRI)                          MARY DELANA #1                  ORI
  20.00  1.18   0.00    0.00       32.42      8835.56 25.10   20.34   0.0000  0.4120    0.4754   7/96   12    10.0     0      0.0



++ ownership in the Spivey Gas Plant adjusts annually based upon the contract dated October 1, 1955.

                                  EXHIBIT C

BISON ENERGY CORP. - MIDDLE BAY OIL COMPANY, INC.
COMPUTATION OF CASH CONSIDERATION
EFFECTIVE DATE OF 2/01/97


Oil & Gas Properties                                              $5,900,000

Plus (minus) other Bison Energy assets & liabilities

Cash                                                               1,142,000
Accounts Receivable                                                  416,000
Prepaids                                                              15,000
Accounts Payable                                                    (520,000)
Income Tax Payable                                                  (120,000)
Notes Receivable                                                     455,000
Other Investments                                                    110,500
Building F&F and other                                               911,000
Interest one month at 8% on $6,933,000                                46,000
                                                                  ----------
TOTAL                                                             $8,355,500
                                                                  ==========


Undertaking to adjust cash consideration:
Bison and Middle Bay undertake to adjust at closing, but no later then 90 days after closing, consideration payable by Middle Bay to conform with actual amounts, if different from those shown on this Exhibit C, when Bison's balance sheet as of February 1, 1997 is prepared in final form.

                                  EXHIBIT C

BISON ENERGY CORP. - MIDDLE BAY OIL COMPANY, INC.
COMPUTATION OF CASH CONSIDERATION
EFFECTIVE DATE OF 2/01/97


Notes Receivable:
CJ Lett III                                                         $    500
Clinton Enterprises, LLC                                              67,000
Bison NGL, Inc.                                                        5,000
Dean Pattisson                                                        20,000
Whitsunday, LLC                                                      360,000
Roger Hardesty                                                         2,500
                                                                    --------
                                                                    $455,000
                                                                    ========
Other Investments:
Wichita Country Club                                                $ 10,500
Mid America Bottle Exchange                                          100,000
                                                                    --------
                                                                    $110,500
                                                                    ========
Building F&F & other
Wichita Office Building & land                                      $571,000
Wichita furniture, fixtures and computer system                       50,000
1995 Suburban                                                         17,500
1995 Tahoe                                                            17,500
320SD Mercedes                                                         3,000
1992 Pontiac Bonneville                                                4,000
House and boat at Beaver Lake                                        125,000
House at Roaring Fork Colorado                                        37,000
House in Colorado                                                     86,000
                                                                    --------
                                                                    $911,000
                                                                    ========


                                  EXHIBIT D

BISON ENERGY CORP. & SUBSIDIARIES
BALANCE SHEET
(UNAUDITED)

                                                                  BISON
                                                  BISON ENERGY  PRODUCTION                COMBINED
                                                     CORP.       COMPANY                   BALANCE
                                                   12/31/96     12/31/96   ELIMINATION    12/31/96
                                                  ----------    ---------- ----------    ----------
Current assets:
 Cash & marketable securities                     $  342,186    $  473,722              $  815,908
 Accounts receivable                                 333,344       357,814    (304,416)    386,742
 Other investments                                   154,920             0                 154,920
 Prepaid expenses                                     14,479             0                  14,479
 Warehouse stock                                           0       187,431                 187,431
                                                  ----------    ----------              ----------
  Total current assets                               844,929     1,018,967               1,559,480

Property and equipment:
 Producing leaseholds and equipment                  990,470             0                 990,470
 Other equipment                                   1,349,057       107,614               1,456,671
                                                  ----------    ----------              ----------
                                                   2,339,527       107,614               2,447,141
Less accumulated depreciation and depletion        1,057,827        51,946               1,109,773
                                                  ----------    ----------              ----------
                                                   1,281,700        55,668               1,337,368

Investments in affiliates                            924,746             0    (394,312)    530,434

Other assets                                         561,112             0                 561,112
                                                  ----------    ----------              ----------
                                                  $3,612,487    $1,074,635              $3,988,394
                                                  ==========    ==========              ==========
Current liabilities:
 Accounts payable                                 $  141,377    $  680,323     304,416  $  517,284
 Accrued expenses                                          0             0                       0
 Current portion notes payable                             0             0                       0
 Income taxes payable                                117,111             0                 117,111
                                                  ----------    ----------              ----------
  Total current liabilities                          258,488       680,323                 634,395


Stockholder's equity:
 Common stock                                            500       645,902     645,902         500
 Retained earnings                                 3,353,499      (251,590)   (251,590)  3,353,499
                                                  ----------    ----------              ----------
  Total Stockholder's equity                       3,353,999       394,312               3,353,999
                                                  ----------    ---------- ----------   ----------
                                                  $3,612,487    $1,074,635          $0  $3,988,394
                                                  ==========    ========== ===========  ==========

BISON ENERGY CORP. & SUBSIDIARIES
PROFIT & LOSS STATEMENT
(UNAUDITED)

                                                                  BISON
                                                 BISON ENERGY   PRODUCTION
                                                     CORP.       COMPANY                        COMBINED
                                                9 MONTHS ENDED 9 MONTHS ENDED                   BALANCE
                                                    12/31/96      12/31/96       ELIMINATION     12/31/96
                                                  ----------    ----------       -----------     ----------
Oil and gas sales                                 $1,660,753     $       0                     $1,660,753
Marketing & tax expense                                9,399             0                          9,399
                                                  ----------     ---------                     ----------
  Net sales                                        1,651,354             0                      1,651,354
Operating expense                                    641,338             0                        641,338
                                                  ----------     ---------                     ----------
                                                   1,010,016             0                      1,010,016
Intangible drilling costs                             11,013             0                         11,013
                                                  ----------     ---------                     ----------
                                                     999,003             0                        999,003
Other income:
   Exploration income                                      0       110,134                        110,134
   Overhead income                                   326,000       308,738          (210,000)     424,738
   Gain on sale of assets                             38,241             0                         38,241
   Other                                              29,545        42,732                         72,277
                                                  ----------     ---------                     ----------
                                                     393,786       461,604                        645,390
Other expense:
   Administration department                         639,707       233,757           210,000      663,464
   Production department                              73,002        25,049                         98,051
   Interest expense                                        0             0                              0
   Depreciation & depletion                           90,000         8,100                         98,100
   Other                                               1,424             0                          1,424
                                                  ----------     ---------                     ----------
                                                     804,133       266,906                        861,039

Operating profit                                     588,656       194,698                        783,354

Equity in Profit of Affiliates                       194,698             0          (194,698)           0

                                                  ----------     ---------                     ----------
Pretax profit                                        783,354       194,698                        783,354
Provision for income taxes                           157,505             0                        157,505
                                                  ----------     ---------         ---------   ----------
After tax profit                                  $  625,849     $ 194,698         $(194,698)  $  625,849
                                                  ==========     =========         =========   ==========

BISON ENERGY CORP. & SUBSIDIARIES
CASH FLOW STATEMENT
(UNAUDITED)

                                                                  BISON
                                               BISON ENERGY     PRODUCTION
                                                     CORP.       COMPANY                       COMBINED
                                              9 MONTHS ENDED   9 MONTHS ENDED                   BALANCE
                                                 12/31/96       12/31/96      ELIMINATION      12/31/96
                                                 --------       --------      -----------      --------
Cash provided by operations:
 After tax profit                               $ 625,849      $194,698        (194,698)     $  625,849
Items included in after tax profit
  which do not affect cash:
 Depreciation & depletion                          90,000         8,100                          98,100
 Affiliates distributions
  in excess of earnings                          (361,229)            0         194,698        (166,531)
 Gain on sale of assets                           (44,025)            0                         (44,025)
                                                ---------      --------                       ---------
                                                  310,595       202,798                         513,393
Changes in working capital:
 Accounts receivable                              (81,306)      (91,039)                       (172,345)
 Warehouse stock                                        0       (13,456)                        (13,456)
 Prepaid expenses                                  (7,094)            0                          (7,094)
 Other investments                               (154,920)                                     (154,920)
 Accounts payable                                   6,607       (68,226)                        (61,619)
 Accrued expenses                                     162        13,276                          13,438
 Income taxes payable                             108,220             0                         108,220
                                                ---------      --------                       ---------
                                                 (128,331)     (159,445)                       (287,776)

Cash used for investment activities:
 Change in property & equipment                  (215,436)        4,287                        (211,149)
 Change in other assets                          (173,022)            0                        (173,022)
                                                ---------      --------                       ---------
                                                 (388,458)        4,287                        (384,171)
                                                ---------      --------                       ---------
Cash generated before financing                  (206,194)       47,640                        (158,554)

Cash used for financing activities:
 Change in debt                                         0             0                               0
 Dividends                                              0             0               0               0
                                                ---------      --------                       ---------
                                                        0             0                               0
                                                ---------      --------       ---------       ---------
Change in cash and temporary cash
 investments                                    $(206,194)     $ 47,640       $       0      $ (158,554)
                                                =========      ========       =========      ==========

EXHIBIT E

Inventory:


A detailed inventory of parts and oil field equipment located at the Bison yards is maintained on file at the Corporate office.

EXHIBIT F

CUSHING, OKLAHOMA PROPERTY DESCRIPTION


Cushing Land. - A track of land in the NW/4, SW/4 of Section 35, Twp 18N, Rge 5E of the I.M., Payne County, Oklahoma, more particularly described as beginning at a point 19 feet North of the SW/corner of said NW/4 SW/4 of
Section 35; thence North 311 feet along the west line of Section 35; thence East 660 feet; thence South 330 feet to the south line of said NW/4 SW/4 of
Section 35; thence West along said south line 575 feet; thence North 19 feet parallel to the west line; thence West 85 feet to the point of beginning, 4.96 acres more or less. Tract subject to R/W and easement records.

Office Building - Prefabricated Armco steel building, 50' x 82'8", 4135 sq. feet, carpeted, central heat/air, security lighting, hard surface parking lot with concrete walkways. Constructed 1981.

Yard Building - 40' x 90', 3600 square feet, prefabricated Stran building with two bay workshop, large office with heat/air, storage and restroom facilities. Constructed in 1983.

Cushing Equipment Yard - 6' chain link fence, pipe racks, security lighting.



ATTICA, KANSAS PROPERTY DESCRIPTION


Attica Yard - Blocks 1,2,3 and 4 in Walkers Addition to Attica, Kansas, and Lots 3,4,5,6 and fractional Lot 7, in Block 6 in Original Town of Attica, Kansas, in the Southeast Quarter (SE/4) of Section 19, Twp 32S, Rge 8 W, Harper County Kansas. 7 foot chain link fence, pipe racks, security lighting.

Attica Yard Building - Metal Quncit Hut, 1 bay door, office and shop areas.

                            SCHEDULE 9.8 LITIGATION

Stroemel Lease: Forcing implied covenant to further develop against current operator to obtain drilling location, in Barber County, Kansas.

Harrison-Hibbs Lease: Partition action to acquire royalty on prospect, in Kingman County, Kansas.

Meyer Well: Case remanded to the Oklahoma Corporation Commission to determine cost to be paid by N.P.C. Corporation for reworking new zone.

Newell Well: Co-Energy operating trying to take operations over on well.

Schedule 9.9


Bison Energy Corp.
Employee Benefit Plans

1) Bison Energy Corporation has a 401 (k) Plan. A copy of the plan is maintained at the corporate headquarters.

2) Bison Energy Corporation has a Flexible Benefit Plan with Colonial Life and Insurance Company. Plan has been renewed for the period June 1, 1996 through May 31, 1997. A copy of the plan is maintained at the corporate headquarters.

                      SCHEDULE 9.10 ENVIRONMENTAL MATTERS


Bison has received notification of possible violation concerning the proper tank netting to protect migratory birds. Bison facilities are currently being updated to comply with the regulation.


                            Spivey Gas Plant Issues:

    1. Mercury contamination was detected at gas meters located at the gas plant wells. Remediation was performed by outside contractors.

    2. Asbestos and other hazardous materials are located at the Spivey
    Gas Plant.

KCC has made inquiry concerning possible ground water contamination caused by oil and gas operations in the area of the Warren, Fleming and surrounding leases in Harper County, Kansas.

SCHEDULE 11.10

Mr. Lett currently has working interest and overriding royalty interest in non producing and producing oil and gas leases in several related entities and will have additional oil and gas production interest as contemplated by this agreement. In addition it is expected by March 31, 1997, the Prothe leases, Griem leases and the Culver 5-9 lease will be drilled. Entities related to Mr. Lett will own the interest in the leases to be drilled.

Mr. Lett has interest in companies that service the oil and gas business. These businesses involve well servicing, chemical, fracturing, acidizing, stimulation, workovers and completion services.